As filed with the Securities and Exchange Commission on April 6, 2006

Securities Act File No. 333-129035

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HEALTHCARE ACQUISITION PARTNERS CORP.

(Exact name of Registrant as specified in charter)

Delaware	6770	20-3341405
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

350 Madison Avenue

New York, New York 10017

(212) 418-5070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean McDevitt, Chairman of the Board

Healthcare Acquisition Partners Corp.

350 Madison Avenue

New York, New York 10017

(212) 418-5070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard A. Kenny Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6000 (212) 309-6001—Facsimile	Jack I. Kantrowitz Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300 (212) 839-5599—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The prospectus contained in this registration statement is to be used by Healthcare Acquisition Partners Corp. in connection with its initial public offering of units consisting of common stock and warrants to acquire common stock. In addition, FTN Midwest Securities Corp. or any of its affiliates may use the prospectus contained in this registration statement in connection with offers and sales of the securities in market making transactions after their initial sale.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated April 6, 2006

PROSPECTUS

$100,000,002

HEALTHCARE ACQUISITION PARTNERS CORP.

16,666,667 Units

Healthcare Acquisition Partners Corp. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the healthcare sector. This is an initial public offering of our securities. Each unit that we are offering consists of:

•	one share of our common stock; and

•	two warrants.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and 12 months from the date of this prospectus, and will expire on the fifth anniversary of the date of this prospectus, or earlier upon redemption.

We have granted the underwriters a 45-day option to purchase up to 2,500,000 additional units solely to cover over-allotments, if any (over and above the 16,666,667 units referred to above). We have also agreed to sell to FTN Midwest Securities Corp., the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 833,333 units at a price of $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that each of the warrants underlying such units entitles the holder to purchase one share of our common stock at a price of $6.25. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading 20 days after the earlier of the expiration of the underwriters’ over-allotment option or the exercise in full by the underwriters of such option. Once the common stock and warrants comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price		Underwriting Discount and Commission(2)	Proceeds, before expenses, to us
Per unit	$6.00		$0.48	$5.52
Total	$100,000,002	(1)	$8,000,000	$92,000,002

(1)	Assumes no exercise of the underwriters’ over-allotment option.
(2)	Includes a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $.06 per unit and $1,000,000 in total, payable to FTN Midwest Securities Corp., the representative of the underwriters, and also includes $5,400,000 payable to the underwriters for deferred underwriting discount and commission included in the funds to be placed in a trust account as described below. Such funds will be released to the underwriters only upon completion of an initial business combination as described in this prospectus.

Of the net proceeds we receive from this offering, $95,000,000, including deferred underwriting discount and commission of $5,400,000, ($5.70 per unit) will be deposited into a trust account at JPMorgan Chase Bank, N.A.

FTN Midwest Securities Corp. or any of its affiliates may use this prospectus in connection with offers and sales of the securities in market-making transactions after their initial sale.

We are offering the units for sale on a firm-commitment basis. FTN Midwest Securities Corp., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                     , 2006.

FTN Midwest Securities Corp.

                    , 2006

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

Until                                 , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the notes and schedules related thereto. Unless otherwise stated in this prospectus, references to “we,” “us” or “our” refer to Healthcare Acquisition Partners Corp. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option and that FTN Midwest Securities Corp. has not exercised its purchase option.

Unless we tell you otherwise, the term “business combination” as used in this prospectus means an acquisition of, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses. In addition, unless we tell you otherwise, the term “initial stockholders” as used in this prospectus refers to the individuals who hold 1,750,001 shares of our common stock, which constitute all of the issued and outstanding shares as of the date of this prospectus. In addition, the term initial stockholders refers to any officer, director or employee to whom we transfer any of the 2,416,666 issued but not outstanding shares held as treasury stock and reserved for transfer to such individuals at the times and on the conditions set forth in this prospectus. Further, unless we tell you otherwise, the term “public stockholders” as used in this prospectus refers to those persons that purchase the securities offered by this prospectus. Our initial stockholders and the other members of our management will agree prior to the completion of this offering (and any persons to whom we transfer our reserved treasury shares, as a condition to the transfer, will be required to agree) not to purchase any additional shares of common stock, whether as part of this offering or otherwise, prior to the completion of a business combination. Unless the context indicates otherwise, numbers in this prospectus have been rounded and are, therefore, approximate.

Our Company

We are a blank check company incorporated under the laws of Delaware on August 15, 2005. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the healthcare sector. By healthcare sector, we mean a company engaged in the business of providing goods and services in the healthcare industry, such as a healthcare service provider, drug manufacturer or healthcare device company. To date, our efforts have been limited to organizational activities and activities relating to this offering. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contact with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination.

Through the members of our management team and our directors, we have extensive contacts and sources from which to generate acquisition opportunities in the healthcare sector. These contacts and sources include private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants. The members of our management team intend to maintain relationships with a significant number of private equity and venture capital funds.

According to the Centers for Medicare and Medicaid Services, U.S. healthcare spending surpassed $2.0 trillion in 2005. Also according to the Centers for Medicare and Medicaid Services, total U.S. healthcare expenditures are projected to increase to $4.0 trillion in 2015, with the annual growth rate averaging about 7.2%. U.S. healthcare spending, calculated at approximately 15% of GDP based on statistics from the Centers for Medicare & Medicaid Services and projected to be more than 20% of GDP in 2015 according to the California HealthCare Foundation, is larger than that of every other developed nation in total size, as a percentage of GDP, and on a per-capita basis according to Plunkett’s Health Care Industry Almanac. In fact, according to Plunkett’s Health Care Industry Almanac, per capita spending is twice the average of that of member countries of the

Organization for Economic Cooperation and Development. Moreover, according to Plunkett’s Health Care Industry Almanac, investors are supporting this growth, investing $4.8 billion in venture investment into U.S. healthcare companies in the first nine months of 2004 alone. Within this industry we believe there are numerous niche sectors each with potential markets totaling in the hundreds of millions of dollars. While some of these sectors are serviced by large traditional healthcare institutions, we believe many are nascent with significant opportunities for fast-moving, smaller companies.

While we may seek to effect business combinations with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value is, either individually or collectively, at least equal to 80% of our net assets at the time of such acquisition (excluding deferred underwriting discount and commission held in the trust account in the amount of $5,400,000, or $6,210,000 if the over-allotment option is exercised in full).

We are a Delaware corporation that was formed on August 15, 2005. Our executive offices are located at 350 Madison Avenue, New York, New York 10017, and our telephone number is (212) 418-5070.

Our Initial Stockholders

On September 13, 2005, we issued, for $25,000, 4,166,667 shares of our common stock to Healthcare Acquisition Partners Holdings, LLC, a limited liability company organized in Delaware and indirectly owned by FTN Midwest Securities Corp.

Effective December 30, 2005, Healthcare Acquisition Partners Holdings, LLC transferred, for $25,000, the 4,166,667 shares of our common stock back to us. The $25,000 purchase price is represented by a promissory note payable by us on the earlier of the completion of this offering or September 28, 2006. We issued 1,750,001 shares for no cash consideration to members of our management team as follows:

John Voris, Chief Executive Officer and Director	666,667
Wayne Yetter, Director	416,667
Jean-Pierre Millon, Director	416,667
Erin Enright, Chief Financial Officer	250,000

The terms under which these individuals had accepted their positions with us in September 2005 (October 2005 in the case of Ms. Enright) provided for their receipt of these shares prior to the completion of this offering. Each individual has agreed that if he or she ceases to be one of our officers or directors prior to the dates specified below (other than as a result of (i) disability, as determined by our board of directors or as certified by a physician in a letter to our board of directors, (ii) death, (iii) removal without Cause (as defined in the letter agreements, dated December 30, 2005, between each of the individuals and us), or (iv) resignation for Good Reason (as defined in the letter agreements, dated December 30, 2005, between each of the individuals and us)), the portion of the shares specified below will be forfeited and transferred back to us:

Termination of Services Prior to:	Shares Forfeited
June 30, 2006	100%
December 31, 2006	75%
June 30, 2007	50%
December 31, 2007	25%

We estimate the fair value of these shares as of December 30, 2005 was $4.82 per share, for an aggregate value of approximately $8,435,005. We will recognize the corresponding compensation expense over the time period from the date of issuance through December 31, 2007.

The 2,416,666 shares of our common stock transferred back to us and not issued to members of our management team on December 30, 2005 are held as treasury shares and reserved for transfer by our board of directors to present or future officers, directors or employees; provided that no reserved treasury shares may be transferred to FTN Midwest Securities Corp. or any of its affiliates prior to the later of six months after the consummation of a business combination or twelve months after the date of this prospectus. To the extent our board determines to issue all or any part of these shares, the consideration will be determined at that time based on prevailing facts and circumstances. Although these reserved shares are available, we believe our current management team is sufficient and we have no present plans to add additional individuals.

The common stock held by the initial stockholders, and any additional shares issued from the reserved treasury shares, will be subject to lock-up agreements restricting its sale or other transfer until six months after our initial business combination is completed. These lock-up agreements cannot be waived.

Terms of the Offering

We are seeking to raise approximately $100,000,000 in this offering (or approximately $115,000,000 if the underwriters’ over-allotment option is exercised in full). As discussed elsewhere in this prospectus, our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of our net assets. As a result, an initial public offering of $100,000,000 will enable us to effect an initial business combination for consideration in the range of from a minimum of approximately $75,000,000 to up to approximately $300,000,000, depending on whether any of the consideration is comprised of stock and our ability to finance the business combination with debt financing. We have not identified any potential target for our initial business combination. However, we believe that the most likely candidates will be private companies or operating businesses with a valuation in that range. We believe that businesses that can be purchased for this amount are most likely to be able to operate on a merged basis with us as a stand alone publicly traded reporting company. We believe that an initial public offering providing less net proceeds than this offering would make it more difficult for us to find a suitable acquisition target. On the other hand, if we were to raise substantially more than $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full), we would have to effect our initial business combination with a significantly larger private company (or complete several acquisitions concurrently). We believe the number of potentially available acquisition candidates of this kind are limited. While the decision to raise $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) is inherently subjective, we have concluded it is an appropriate amount. Having set the overall size of our offering, our management has prepared a budget for our anticipated costs, essentially related to the identification of an acquisition target and the negotiation, preparation and consummation of an acquisition, with a view to putting as much of the offering proceeds as possible, after underwriting commissions and expenses related to this offering, in trust. All offering proceeds in excess of what we anticipate needing to identify an acquisition target and complete a business combination will be put in trust for the benefit of the purchasers of units in this offering. As set forth under “Use of Proceeds,” we are committed to putting $95,000,000 (including deferred underwriting discount and commission of $5,400,000), or $109,560,000 (including deferred underwriting discount and commission of $6,210,000) if the underwriters’ over-allotment option is exercised in full, into a trust account. We believe that the initial unit price of $6.00 is appropriate to attract investors while meeting our projected needs and we note that other blank check companies have used similar price-ranges.

THE OFFERING

Securities Offered:	16,666,667 units, at $6.00 per unit, each unit consisting of:

•	one share of common stock; and

•	two warrants.

The units will begin trading promptly after the date of this prospectus. Each of the common stock and warrants comprising the units will begin separate trading 20 days after the earlier of the expiration of the underwriters’ option to purchase up to 2,500,000 additional units to cover over-allotments or the exercise in full by the underwriters of such option; provided that we have filed an audited balance sheet reflecting our receipt of the net proceeds of this offering. We intend to file a Current Report on Form 8-K, which will include an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised contemporaneously with the consummation of this offering. In addition, we intend to file a subsequent Current Report on Form 8-K in the event all or any portion of the over-allotment option is subsequently exercised. For more information, see “Description of Securities—Units.”

Common Stock:

      Number of shares outstanding

before this offering:	1,750,001 shares

      Number of treasury shares

      reserved for officers, directors and

employees	2,416,666 shares

      Number of shares to be outstanding

      after this offering (excluding

2,416,666 treasury shares)	18,416,668 shares

      Number of shares to be

      issued after this offering (including

2,416,666 treasury shares):	20,833,334 shares

Warrants:

      Number of warrants outstanding

before this offering:	0 warrants

      Number of warrants to be

outstanding after this offering:	33,333,334 warrants

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$5.00

Exercise period:	The warrants will become exercisable on the later of:

•	the completion of a business combination on terms as described in this prospectus; and

•	12 months from the date of this prospectus.

The warrants will expire at the earlier of:

•	5:00 p.m., New York City time, on the fifth anniversary of the date of this prospectus, or earlier upon redemption; and

•	the date on which the trust account is paid to all public stockholders as part of our liquidation.

Redemption:

We may redeem outstanding warrants that constitute part of the units in this offering as well as the warrants that may be acquired by FTN Midwest Securities Corp. as a result of the exercise of its purchase option:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	at any time after the warrants become exercisable;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the reported last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

FTN Midwest Securities Corp. does not have the right to consent before we redeem any warrants. For more information, see the section entitled “Description of Securities-Warrants” in this prospectus.

Management warrant purchase:

Our directors and officers will agree with FTN Midwest Securities Corp., at the close of this offering, to place an irrevocable order with a third-party broker-dealer to purchase up to $1,000,000 of our warrants, collectively, in the open market, within the 60-trading days beginning on the later of the date that the warrants begin to trade separately and 90 days after the end of the “restricted period” under Regulation M (as further described in this prospectus). The purchases of the warrants on behalf of our officers and directors will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any applicable regulatory restrictions. If at the end of such 60 trading-day period the broker-dealer has not purchased up to the maximum of $1,000,000 of our warrants on behalf of our directors and officers, then our directors and officers will purchase warrants from us in a private placement at a price per warrant to be agreed upon, but in no event less than $0.70 per warrant, in an amount equal to the difference of $1,000,000 and the total amount paid by the broker-dealer. Our directors and officers will agree not to sell or transfer these warrants until after the completion of a business combination. We will not engage any affiliate of the broker-dealer effecting the warrant purchases to advise us in connection with locating a suitable business combination at any time when such warrant purchases remain uncompleted.

Sean McDevitt, the chairman of our board, and Pat LaVecchia, our secretary and a director, are each managing directors, and therefore affiliates, of FTN Midwest Securities Corp. For purposes of ensuring compliance with Rule 2720 of the National Association of Securities Dealers, or the NASD, Messrs. McDevitt and LaVecchia will agree not to purchase warrants if as a result the aggregate number of shares of common stock owned or underlying all warrants owned by FTN Midwest Securities Corp. and its affiliates plus the 833,333 shares of common stock subject to FTN Midwest Securities Corp.’s purchase option would exceed 9.00% of the total number of shares of our common stock then outstanding (assuming exercise in full of such purchase option and such warrants).

Offering proceeds to be held in trust:

$95,000,000 of the proceeds of this offering ($5.70 per unit) (including deferred underwriting discount and commission of $5,400,000) will be placed in a trust account at JPMorgan Chase Bank, N.A. pursuant to an agreement to be entered into between us and JPMorgan Chase Bank, N.A. at or prior to the consummation of this offering. These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the structuring and negotiation of a business combination, including the making of a down payment or the payment of exclusivity or similar fees and expenses, if any. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $1,780,000 after the payment of the expenses relating to this offering or $1,980,000 if the underwriters’ over-allotment option is exercised in full). For more information, see the section entitled “Use of Proceeds” in this prospectus.

Proceeds from the exercise, if any, of the warrants will be paid directly to us. Those proceeds will not be held in trust and may be used as the board of directors approves or directs. For more information, see the section entitled “Description of Securities— Warrants” in this prospectus.

The stockholders must approve business combination:

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, our initial stockholders will agree prior to the completion of this offering (and any persons to whom we transfer our reserved treasury shares will, as a condition to the transfer, be required to agree) to vote all of the shares of common stock owned by them in the same way as the holders of the majority of the shares sold to the public in this offering. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination. We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and, subsequently, exercise their conversion rights described below. If a business combination is approved by the holders of a majority of our shares of common stock and public stockholders owning less than 20% of our shares exercise their conversion rights, we will proceed with the business combination in accordance with its terms. We will not condition the consummation of a business combination on the public stockholders owning some percentage less than 20% of our shares not exercising their conversion rights. For more information, see the section entitled “Proposed Business—Effecting a business combination—Opportunity for stockholders to approve a business combination” in this prospectus.

Conversion rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned thereon, if the business combination is approved and consummated. The underwriters have agreed to forego receiving any deferred underwriting discount and commission with respect to any shares our public stockholders may elect to convert into cash pursuant to such conversion rights. For more information, see the section entitled “Proposed Business—Effecting a business combination—Conversion rights” in this prospectus.

Audit Committee to monitor compliance:

We intend to establish and maintain an audit committee composed entirely of independent directors to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will have the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. For more information, see the section entitled “Management—Audit Committee” in this prospectus.

Liquidation if no business combination:

We will liquidate and promptly distribute only to our public stockholders all amounts held in our trust account plus any remaining net assets if we do not consummate a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a definitive agreement relating to a business combination is executed within 18 months after consummation of this offering). Our initial stockholders do not have (and any persons to whom we transfer our reserved treasury shares will not have) the right to participate in any liquidation distribution if we fail to consummate a business combination within the time period described in this prospectus. Our initial stockholders and the other members of our management will agree prior to the completion of this offering (and any persons to whom we transfer our reserved treasury shares will, as a condition to the transfer, be required to agree) not to purchase any additional shares of common stock, whether as part of this offering or otherwise, prior to the completion of a business combination. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Liquidation if no business combination” in this prospectus.

Amendments to our Amended and Restated Certificate of Incorporation:

Our Amended and Restated Certificate of Incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination. Our Amended and Restated Certificate of Incorporation and the underwriting agreement that we will enter into with the underwriters in connection with the consummation of this offering, prohibit the amendment or modification of any of these provisions prior to the consummation of a business combination. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to section 3(a1) of the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of our Amended and Restated Certificate of Incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the notes and schedules related thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2005
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficit)	$(165,464)	$96,779,624
Total assets	178,678	96,779,624
Total liabilities	179,054	—
Value of common stock that may be converted to cash ($5.70 per share)	—	18,990,502
Stockholders’ equity	(376)	77,789,122

(1)	Excludes the $100 purchase price of the purchase option paid by FTN Midwest Securities Corp.

The “as adjusted” information gives effect to the sale of the units in this offering and the application of the estimated net proceeds.

The working capital (as adjusted) and total assets (as adjusted) amounts include $95,000,000 that will be held in the trust account following the completion of this offering, including deferred underwriting discount and commission of $5,400,000 (less amounts the underwriters have agreed to forego with respect to any shares public stockholders have elected to convert into cash pursuant to their conversion rights), which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be liquidated and the proceeds held in the trust account will be distributed solely to our public stockholders.

We will not proceed with a business combination that has been approved by a majority of shares of common stock voted by our stockholders if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination only if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 16,666,667 shares of common stock sold in this offering, or 3,331,667 shares of common stock, at an initial per share conversion price of $5.70 plus interest earned thereon in the trust account. The actual per share conversion price will be equal to the amount in the trust account, including all accrued interest, at the close of business on the second business day prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, financial conditions and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks associated with our status as a blank check company

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the healthcare-related sector. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate.

We must complete a business combination with a fair market value of at least 80% of our net assets (excluding deferred underwriting discount and commission held in the trust account in the amount of $5,400,000 or $6,210,000 if the over-allotment option is exercised in full) at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a definitive agreement relating to a business combination has been executed within 18 months after the consummation of this offering). If we fail to consummate a business combination in the healthcare sector within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the trust account and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation distribution on the shares of common stock sold in this offering will be less than $6.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, the warrants will expire worthless if we liquidate before the completion of a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

Since the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses in the healthcare-related sector that have not been identified, we may be deemed to be a “blank check” company under the federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, upon consummation of this offering which will include an audited balance sheet demonstrating this fact, we believe that we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419 under the Securities Act of 1933, as amended, or Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of this offering to offerings under Rule 419, see the section below entitled “Proposed Business—Comparison to offerings of blank check companies.”

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation distribution received by stockholders could be less than $5.70 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such waivers. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $5.70, plus interest, due to claims of such creditors. If we cannot complete a business combination and are forced to liquidate, Sean McDevitt, the chairman of our board, and Pat LaVecchia, our secretary and a director, will be personally, on a joint and several basis, to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or contracted for or products sold to us, or claims of other parties with which we have contracted, including the claims of any prospective target with which we have entered into a written letter of intent, confidentiality or non-disclosure agreement with respect to a failed business combination with such prospective target, so that the trust account proceeds are not reduced by the claims of potential contracted parties, former target businesses or others. However, we cannot assure you that Messrs. McDevitt and LaVecchia will be able to satisfy those obligations.

Since we have not currently selected any prospective target businesses with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of any particular target business’ operations.

Since we have not yet selected or approached any prospective target businesses, investors in this offering have no current basis to evaluate the possible merits or risks of any particular target business’ operations. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more complete discussion of our selection of target businesses, see the section below entitled “Proposed Business—Effecting a business combination—We have not selected or approached any target businesses.”

We may issue shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 143,333,333 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to FTN Midwest Securities Corp.), 2,416,666 treasury shares reserved for transfer to officers, directors or employees and all of the 1,000,000 shares of preferred stock available for issuance. This number of authorized but unissued shares of our common stock available following this offering was determined by subtracting from the 200,000,000 shares of common stock authorized pursuant to our Amended and Restated Certificate of Incorporation:

•	16,666,667 shares of common stock included in the units issued in this offering,

•	33,333,334 shares reserved for issuance upon full exercise of the warrants included in the units issued and sold in this offering,

•	2,499,999 shares reserved for issuance upon full exercise of the purchase option granted to FTN Midwest Securities Corp. including full exercise of the warrants included in the units covered by that option,

•	1,750,001 shares held by our initial stockholders, and

•	the 2,416,666 treasury shares reserved for potential transfer to officers, directors or employees referred to above.

Although we have no commitments as of the date of this offering to issue any securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

•	may significantly dilute the equity interest of investors in this offering;

•	could cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could also result in the resignation or removal of our present officers and directors; and

•	may decrease prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business—Effecting a business combination—Selection of target businesses and structuring of a business combination.”

We may issue notes or other debt securities, assume debt of a target business, or otherwise incur substantial debt, to complete a business combination, which may increase our leverage.

We may choose to issue a substantial amount of notes or other debt securities, assume outstanding indebtedness of a target business, or opt to incur substantial bank debt, or a combination of the aforementioned, to complete a business combination. The issuance of notes or other debt securities, the assumption of a target business’s indebtedness, or the incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to service our debt obligations;

•	may cause an acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in the terms of any debt instruments, such as covenants that require the satisfaction or maintenance of certain financial ratios or reserves, unless we obtain a waiver or modification of such covenants;

•	may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	may hinder our ability to obtain additional financing, if necessary, to the extent any indebtedness contains covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

Our ability to operate successfully after a business combination will be largely dependent upon the efforts of the key personnel who will join us following a business combination, who may be unfamiliar with the requirements of operating a public company.

Our ability to successfully effect a business combination will be dependent upon the efforts of our key personnel. The future role of our management personnel following a business combination, however, cannot presently be fully ascertained. Specifically, our current officers have no obligation to remain with us subsequent to a business combination (nor have any indicated an intent to leave). Depending on the target company’s management composition, we may or may not negotiate to keep our current management or to keep the target company’s management in place following the business combination. A decision involving whether or not to keep our current management could result in conflicts of interest in our management’s evaluation of target businesses and could influence our negotiation of a potential business combination. If we do not keep our current management, we will have to employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as with United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming, which would reduce our profitability, and could lead to various regulatory problems that would further increase costs and reduce profitability.

Our officers and directors will allocate their time to other businesses, which could produce conflicts of interest in their determination as to how much time to devote to our affairs and could cause us to be less efficient in completing an acquisition than a competitor.

We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers and directors is engaged in other business endeavors and is not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. This could cause us to be less efficient in completing an acquisition than a prospective competitor or otherwise have a negative impact on our ability to consummate a business combination. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Sean McDevitt, the chairman of our board, and Pat LaVecchia, our secretary and a director, are each managing directors of FTN Midwest Securities Corp., the representative of the underwriters in this offering. We cannot assure you that their interest as officers of the representative of the underwriters will not conflict with your interest as investors.

For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Certain Relationships and Related Transactions.”

Certain of our officers and directors are currently, and all may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity, and in what priority, a particular business opportunity should be presented.

John Voris, our CEO and a director, Erin Enright, our CFO, Jean-Pierre Millon, one of our directors, and Wayne Yetter, one of our directors, are currently, and all of our officers and directors may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us. See the section below entitled “Management—Directors and Executive Officers.” In addition, all of our officers and directors may in the future become affiliated with other “blank check” companies. Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to these existing affiliations, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity, and in what priority, a particular business opportunity should be presented. We have entered into agreements with FTN Midwest Securities Corp., Sean McDevitt and Pat LaVecchia, under the terms of which each of them has agreed to present to us for our consideration any opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire a controlling equity interest in, an operating business in the healthcare, or a healthcare-related, sector, provided that they are under no obligation to present to us any opportunity involving a business in the healthcare, or a healthcare-related, sector seeking a strategic combination with another operating business in the healthcare, or a healthcare-related, sector. The terms of these agreements do not obligate these individuals or FTN Midwest Securities Corp. to present any opportunities to us for consideration prior to presenting such opportunities to any other person or entity. No fees or compensation for investment banking or other advisory services will be payable to FTN Midwest Securities Corp., or any of its affiliates, under these agreements. We cannot assure you that any conflicts that do arise will be resolved in our favor. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management—Directors and Executive Officers” and “Certain Relationships and Related Transactions.”

Because certain of our directors and officers own shares of our common stock that will not participate in any liquidation distributions of the trust funds, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our directors and officers, other than Sean McDevitt and Pat LaVecchia, own shares of our common stock that were issued prior to this offering. Our initial stockholders (and any persons to whom we transfer shares of our reserved treasury shares) will not have the right to receive distributions from the trust account upon our liquidation in the event we fail to complete a business combination within the time frame provided in this prospectus. Additionally, all of our directors and officers will agree with FTN Midwest Securities Corp., at the close of this offering, to place an irrevocable order with a third-party broker-dealer, in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, to purchase up to $1,000,000 of our warrants on behalf of themselves, collectively, in the open market following this offering, subject to any regulatory restrictions. The purchases of the warrants on behalf of our officers and directors will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. If at the end of a certain 60 trading-day period the broker-dealer has not purchased up to the maximum of $1,000,000 of our warrants on behalf of our directors and officers, then our directors and officers will purchase warrants from us in a private placement at a price per warrant to be agreed upon, but in no event less than $0.70 per warrant, in an amount equal to the difference of $1,000,000 and the total amount paid by the broker-dealer. Our directors and officers will agree not to sell or transfer these warrants until after the completion of a business combination. We will not engage any affiliate of the broker-dealer effecting the warrant purchases to advise us in connection with locating a suitable business combination at any time when such warrant purchases remain uncompleted. For a more complete discussion, including a detailed discussion of when the warrant purchases may begin, please see the section of this prospectus entitled “Underwriting.” The shares of our common stock and warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our management may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. Consequently, our directors’ and officers’ discretion in identifying and selecting suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be reduced.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as the purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be reduced. As a result, the market price of our securities may become depressed, and you may find it difficult to sell our securities.

We may only be able to complete one initial business combination, which may cause us to be solely dependent on a single business and a limited number of products or services permanently or for an extended period.

This offering will provide us with net proceeds of approximately $95,000,000 (including deferred underwriting discount and commission of $5,400,000), which we may use to complete a business combination. While we intend subsequently to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets at the time of such acquisition (excluding deferred underwriting discount and commission held in the trust account in the amount of $5,400,000, or $6,210,000 if the over-allotment option is exercised in full). We may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties inherent in consummating the contemporaneous acquisition of more than one operating business. Therefore, it is possible that we will only be able to complete an initial business combination with a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single operating business;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses in the healthcare sector that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage over us in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction and may make a transaction with us less attractive for potential targets;

•	our obligation to convert into cash shares of our common stock held by our public stockholders in certain instances may reduce the resources available for a business combination; and

•	our outstanding warrants and the purchase option granted to FTN Midwest Securities Corp., and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating and completing a business combination.

In addition, because our business combination may entail the contemporaneous acquisition of several operating businesses and may be with several different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, since we have not yet selected or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination and seek alternative target business candidates. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target businesses. None of our officers, directors or initial stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders control a substantial interest in us and thus may influence certain actions requiring stockholder vote and could support proposals that are not in your interest.

Our initial stockholders will own at least 9.5%, and assuming all of our reserved treasury shares are transferred to officers, directors or employees, as much as 20%, of our issued and outstanding shares of common stock. Our directors and officers, including our initial stockholders, will agree with FTN Midwest Securities

Corp., at the close of this offering, to place an irrevocable order with a third-party broker-dealer, in accordance with guidelines specified by Rule 10b5-1 under the Exchange Act, to purchase up to $1,000,000 of our warrants on behalf of themselves, collectively, in the open market following this offering, subject to any regulatory restrictions. A broker-dealer who has not participated in this offering will agree to make the purchases of the warrants on behalf of our directors and officers in such amounts as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. If at the end of a certain 60 trading-day period the broker-dealer has not purchased up to the maximum of $1,000,000 of our warrants on behalf of our directors and officers, then our directors and officers will purchase warrants from us in a private placement at a price per warrant to be agreed upon in an amount equal to the difference of $1,000,000 and the total amount paid by the broker-dealer. Any exercise of these warrants by our initial stockholders would increase their relative ownership percentage of us. Our directors and officers will agree not to sell or transfer these warrants until after the completion of a business combination. We will not engage any affiliate of the broker-dealer effecting the warrant purchases to advise us in connection with locating a suitable business combination at any time when such warrant purchases remain uncompleted.

It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome of the election of directors. Accordingly, our initial stockholders will continue to exert considerable control at least until the consummation of a business combination.

In connection with the vote required for our initial business combination, our initial stockholders will agree prior to the completion of this offering (and any person to whom we transfer our reserved treasury shares will, as a condition to the transfer, be required to agree) to vote all of the shares of common stock owned by them in the same manner as the holders of the majority of the shares sold to the public in this offering. Our initial stockholders and the other members of our management will agree prior to the completion of this offering (and any person to whom we transfer our reserved treasury shares will, as a condition to the transfer, be required to agree) not to purchase any additional shares of common stock, whether as part of this offering or otherwise, prior to the completion of a business combination. Our initial stockholders will prior to the completion of this offering (and any person to whom we transfer reserved treasury shares will, as a condition to the transfer, be required to) enter into lock-up agreements restricting the sale or other transfer of shares of our common stock until six months after a business combination is completed. These lock-up agreements cannot be waived.

Notwithstanding these agreements, we cannot assure you that our initial stockholders will not have considerable influence over us and that their interests will not conflict with that of the public stockholders.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that the shares held by our initial stockholders were transferred to them prior to this offering at a nominal deemed price has significantly contributed to this dilution. Assuming this offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 14% or $0.84 per share (the difference between the pro forma net tangible book value per share of $5.16 and the initial public offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 38,333,334 shares of common stock (assuming full exercise of the underwriters’ over-allotment option). In addition, we have agreed to sell to FTN Midwest Securities Corp. an option to purchase up to a total of 833,333 units that, if exercised, would result in the issuance of warrants to purchase an additional 1,666,666 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you will experience dilution to your holdings.

The obligation of our directors and officers to purchase warrants in the open market during the 60-trading days beginning on the later of the date separate trading of the warrants has commenced or 90 calendar days after the end of the “restricted period” under Regulation M may support the market price of the warrants during such period and, accordingly, the termination of the support provided by such warrant purchases may materially adversely affect the market price of the warrants.

Our directors and officers will agree with FTN Midwest Securities Corp., at the close of this offering, to place an irrevocable order with a third-party broker-dealer, in accordance with guidelines specified by Rule 10b5-1 under the Exchange Act, to purchase up to $1,000,000 of our warrants on behalf of themselves, collectively, in the open market, within the 60-trading days beginning on the later of the date that the warrants begin to trade separately and 90 days after the end of the “restricted period” under Regulation M (as further described in this prospectus). The purchases of the warrants on behalf of our directors and officers will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. Our directors and officers will not have any discretion or influence with respect to such purchases. Such warrant purchases may serve to support the market price of the warrants during such 60-trading day period at a price above that which would prevail in the absence of such purchases by our directors and officers. If at the end of such 60 trading-day period the broker-dealer has not purchased up to the maximum of $1,000,000 of our warrants on behalf of our directors and officers, then our directors and officers will purchase warrants from us in a private placement at a price per warrant to be agreed upon, but in no event less than $0.70 per warrant, in an amount equal to the difference of $1,000,000 and the total amount paid by the broker-dealer. The obligation to purchase warrants shall terminate thereafter. The termination of the support provided by the warrant purchases may materially adversely affect the market price of the warrants. Our directors and officers will agree not to sell or transfer these warrants until after the completion of a business combination. We will not engage any affiliate of the broker-dealer effecting the warrant purchases to advise us in connection with locating a suitable business combination at any time when such warrant purchases remain uncompleted.

If our initial stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our initial stockholders are entitled (and any persons to whom our reserved treasury shares are transferred will be entitled) to demand that we register the resale of their shares of common stock in certain circumstances, including shares acquired upon the exercise of warrants. For more information, see “Certain Relationships and Related Transactions—Initial Share Issuances” in this prospectus. If our initial stockholders (or persons to whom we transfer our reserved treasury shares) exercise their registration rights with respect to all of the shares of common stock held by them, then there will be at least 1,750,001 shares of common stock eligible for trading in the public market (and possibly more depending on the transfer of treasury shares and the exercise of warrants). The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

You will be able to purchase the securities only if you are an institutional investor as defined under applicable state securities laws. In addition, there may be restrictions under applicable state securities laws on your ability to resell the securities you purchase in the offering.

You will be able to purchase securities in the offering only if you are an institutional investor as defined under the securities laws of your state. The definition of an “institutional investor” varies from state to state but generally includes banks and other financial institutions, broker-dealers, insurance companies, pension or profit-sharing plans, and other qualified entities. You should consult with your own financial and legal advisors to determine whether you would qualify as an institutional investor under the laws of your state.

Even if you are able to purchase securities in this offering, your ability to resell your securities will also be limited by applicable state securities laws. You may be able to resell your securities only in the states in which the securities are registered or only to persons who qualify as institutional investors., which may have an adverse impact upon the price of the securities. For more information, see “Underwriting—State Blue Sky Information” in this prospectus.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq National Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by The Nasdaq Stock Market, Inc., but not included in the Nasdaq National Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq National Market or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

FTN Midwest Securities Corp. may be considered affiliated with us and its ability to be a market maker in our securities may be restricted, and this may limit the liquidity and price of our securities.

Although FTN Midwest Securities Corp. has not committed to making a market in our securities, it is anticipated that it will do so. FTN Midwest Securities Corp. may be deemed an “affiliate” and, as a result, may not freely trade in our securities after the initial public offering in reliance on exemptions from the registration requirements under the Securities Act of 1933, as amended, or the Securities Act, typically applicable to market making activities. In connection with any market making activities, FTN Midwest Securities Corp. must deliver a prospectus that is part of an effective registration statement under the Securities Act and that contains current information (a “market making prospectus”). It is anticipated that FTN Midwest Securities Corp. will use this prospectus for its market making activities. In order for it to do so, this prospectus will have to be updated periodically to reflect current information. During times when the information in this prospectus has become outdated, until an amended prospectus has been prepared, FTN Midwest Securities Corp. may have to cease its market making activities which could limit the ability of FTN Midwest Securities Corp. to effectively make a market in our securities and this could decrease the liquidity and price of our securities after the initial public offering.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of our securities, each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration and regulation as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the 1940 Act. To this end, the proceeds held in trust may only be invested by the trust agent in a money market fund fully collateralized by United States government securities. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 under the 1940 Act. If we were deemed to be subject to the 1940 Act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Because there are numerous companies with a business plan similar to ours seeking to complete a business combination, it may be more difficult for us to complete a business combination.

According to the investment firm of Sanders Morris Harris, there were fewer than fifteen initial public offerings of “specified purpose acquisition companies” in 2004 and only one in 2003. Published reports indicate that between 33 to 42 similarly structured blank check companies filed initial public offerings with the Securities and Exchange Commission from January 2005 through October 2005. Of these companies, few have announced that they have entered into a definitive agreement for a business combination, while even fewer have consummated a business combination. According to the Investment Dealers Digest, through October 2005, 19 such initial public offerings have been completed so far this year, raising a total of $1.1 billion, while nine IPOs raised $339.6 million in 2004. While some of those companies have targeted specific industries in which they must complete a business combination and only a few have targeted the healthcare industry, a number of them may consummate a business combination in any industry they choose. Competition from these and other companies seeking to consummate a business plan similar to ours could increase demand for attractive target companies. Further, the fact that very few of such companies have entered into a definitive agreement for a business combination and even fewer have completed a business combination may be an indication that there are only a limited number of attractive target businesses available or that target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. Therefore, we cannot assure you that we will be able to successfully compete for an attractive business combination, nor can we assure you that we will be able to effectuate a business combination within the required time period. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate and the portion of your investment not placed in trust would be lost.

A provision in our Amended and Restated Certificate of Incorporation preventing amendment of certain language therein may not be enforceable under Delaware law.

Our Amended and Restated Certificate of Incorporation contains provisions governing the process for the approval of a business combination and the release of funds from the trust account that is described throughout this prospectus. The Amended and Restated Certificate of Incorporation also provides that these provisions may not be amended prior to the consummation of a business combination. The enforceability of this prohibition of any amendment under Delaware law is unclear. Although Delaware law may allow us to amend these provisions upon obtaining the affirmative vote of the holders of a majority of our common stock, we will not propose any such amendment to our stockholders. See “Business—Amended and Restated Certificate of Incorporation” for a statement of our intentions in this regard.

Risks associated with the healthcare sector

The healthcare industry is susceptible to significant liability exposure. If liability claims are brought against us following a business combination, the defense of such claims could consume management’s time and our resources and a negative outcome could disrupt our operations.

Any target business we acquire in the healthcare industry will be exposed to potential liability risks that are inherent in the testing, manufacturing, marketing and sale of healthcare products and/or the provision of healthcare services. A successful liability claim could have material adverse effect on our business, financial condition or market price of our common stock and warrants. In addition, the time, energy and attention that our management could be required to devote to confronting any such claims could prevent it from concentrating on the growth and profitability of our acquired business, which could have a material impact on our financial results and the market prices of our securities.

Changes in the healthcare industry are subject to various influences, each of which may affect our prospective business.

The healthcare industry is subject to changing political, economic, and regulatory influences. These factors affect the purchasing practices and operations of healthcare organizations. Any changes in current healthcare financing and reimbursement systems could cause us to make unplanned enhancements of our prospective products or services, or result in delays or cancellations of orders, or in the revocation of endorsement of our prospective products or services by clients. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. Such programs may increase governmental regulation or involvement in healthcare, lower reimbursement rates, or otherwise change the environment in which healthcare industry participants operate. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our prospective products or services.

Many healthcare industry participants are consolidating to create integrated healthcare systems with greater market power. As the healthcare industry consolidates, competition to provide products and services to industry participants will become even more intense, as will the importance of establishing a relationship with each industry participant. These industry participants may try to use their market power to negotiate price reductions for our prospective products and services. If we were forced to reduce our prices, our operating results could suffer if we could not achieve corresponding reductions in our expenses.

Any business we acquire will be subject to extensive government regulation. Any changes to the laws and regulations governing our prospective business, or the interpretation and enforcement of those laws or regulations, could cause us to modify our operations and could result in increased costs.

We believe that our prospective business will be extensively regulated by the federal government and any states in which we decide to operate. The laws and regulations governing our operations, if any, are generally intended to benefit and protect persons other than our stockholders. The government agencies administering these laws and regulations have broad latitude to enforce them. These laws and regulations along with the terms of any government contracts we may enter into would regulate how we do business, what products and services we could offer, and how we would interact with the public. These laws and regulations, and their interpretations, are subject to frequent change. Changes in existing laws or regulations, or their interpretations, or the enactment of new laws or regulations could reduce our revenue, if any, by:

•	imposing additional capital requirements;

•	increasing our liability;

•	increasing our administrative and other costs;

•	increasing or decreasing mandated benefits;

•	forcing us to restructure our relationships with providers; or

•	requiring us to implement additional or different programs and systems.

For example, Congress enacted the Health Insurance Portability and Accountability Act of 1996 which had serious implications for the healthcare industry, including the imposition of a vast array of additional requirements with respect to privacy protections, electronic security protections, and additional requirements with respect to the manner in which health care transactions (such as claim submissions) must be conducted. Another example of recently enacted and far-reaching legislation is the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which will have very significant effects in greatly increasing the level of federal expenditures for prescription drugs. The new legislation will alter the nature and degree of reimbursement for drugs and for healthcare services as it is phased in in 2006. Any analogous requirements applied to our prospective products or services would be costly to implement and could affect our prospective revenues.

We believe that our business, if any, will be subject to various routine and non-routine governmental reviews, audits and investigation. Violation of the laws governing our prospective operations, or changes in interpretations of those laws, could result in the imposition of civil or criminal penalties, the cancellation of any contracts to provide products or services, the suspension or revocation of any licenses, and exclusion from participation in government sponsored health programs, such as Medicare, Medicaid and the State Children’s Health Insurance Program. If we become subject to material fines or if other sanctions or other corrective actions were imposed upon us, we might suffer a substantial reduction in revenue, and might also lose one or more of our government contracts and as a result lose significant numbers of members and amounts of revenue.

For example, in recent years there have been an increasing number of investigations for sales under federal and state anti-kickback statutes relating to Medicare and Medicaid reimbursement and the federal False Claims Act and its state analogues, with settlements often reaching into the several hundred million dollar range. This risk applies to both healthcare service providers and medical device manufacturers. Investigations in this area will be further stimulated by the Medicare Prescription Drug, Improvement, and Modernization Act of 2003.

The current administration’s issuance of new regulations, its enforcement of the existing laws and regulations, the states’ ability to promulgate stricter rules, and uncertainty regarding many aspects of the regulations may make compliance with any new regulatory landscape difficult. In order to comply with any new regulatory requirements, any prospective business we acquire may be required to employ additional or different programs and systems, the costs of which are unknown to us at this time. Further, compliance with any such new regulations may lead to additional costs that we have not yet identified. We do not know whether, or the extent to which, we would be able to recover our costs of complying with any new regulations. Any new regulations and the related compliance costs could have a material adverse effect on our business.

If we are unable to attract qualified healthcare professionals at reasonable cost, it could limit our ability to grow and could decrease our profitability.

We may rely significantly on our ability to attract and retain qualified healthcare professionals who possess the skills, experience and licenses necessary to meet the certification requirements and the requirements of the hospitals, nursing homes and other healthcare facilities with which we may work, as well as the requirements of applicable state and federal governing bodies. We will compete for qualified healthcare professionals with hospitals, nursing homes and other healthcare organizations. Currently, for example, there is a shortage of qualified nurses in most areas of the United States. Therefore, competition for nursing personnel is increasing, and nurses’ salaries and benefits have risen. This may also occur with respect to other healthcare professionals on whom our business may become dependent.

Our ability to attract and retain such qualified healthcare professionals will depend on several factors, including our ability to provide attractive assignments and competitive benefits and wages. We cannot assure you that we will be successful in any of these areas. Because we may operate in a fixed reimbursement environment, increases in the wages and benefits that we must provide to attract and retain qualified healthcare professionals or increases in our reliance on contract or temporary healthcare professionals could decrease our revenue. We may be unable to continue to increase the number of qualified healthcare professionals that we recruit, decreasing the potential for growth of our business. Moreover, if we are unable to attract and retain qualified healthcare professionals, we may have to limit the number of clients for whom we can provide any of our prospective products or services.

We may be dependent on payments from Medicare and Medicaid. Changes in the rates or methods governing these payments for our prospective products or services, or delays in such payments, could decrease our prospective revenue.

A large portion of our revenue may consist of payments from Medicare and Medicaid programs. We cannot assure you that Medicare and Medicaid will continue to pay in the same manner or in the same amount that they currently do. Any reductions in amounts paid by government programs for our prospective products or services or changes in methods or regulations governing payments would decrease our potential revenue. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would also decrease our potential revenue.

If our costs were to increase more rapidly than payment adjustments we receive from Medicare, Medicaid or other third-party payors for any of our potential products or services, our revenue could be decreased.

We may receive fixed payments for our prospective products or services based on the level of service or care that we provide. Accordingly, our revenue may be largely dependent on our ability to manage costs of providing any products or services and to maintain a client base. We may become susceptible to situations where our clients may require more extensive and therefore more expensive products or services than we may be able to profitably deliver. Although Medicare, Medicaid and certain third-party payors currently provide for an annual adjustment of various payment rates based on the increase or decrease of the medical care expenditure category of the Consumer Price Index, these increases have historically been less than actual inflation. If these annual adjustments were eliminated or reduced, or if our costs of providing our products or services increased more than the annual adjustment, any revenue stream we may generate would be decreased.

We may depend on payments from third-party payors, including managed care organizations. If these payments are reduced, eliminated or delayed, our prospective revenues could be decreased.

We may be dependent upon private sources of payment for any of our potential products or services. Any amounts that we may receive in payment for such products and services may be decreased by market and cost factors as well as other factors over which we have no control, including regulations, cost containment, utilization decisions and reduced reimbursement schedules of third-party payors. Any reductions in such payments, to the extent that we could not recoup them elsewhere, would have a material adverse effect on our prospective business and results of operations. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would have a material adverse effect on our prospective business and results of operations.

Medical reviews and audits by governmental and private payors could result in material payment recoupments and payment denials.

Medicare fiscal intermediaries and other payors may periodically conduct pre-payment or post-payment medical reviews or other audits of our prospective products or services. In order to conduct these reviews, the payor would request documentation from us and then review that documentation to determine compliance with applicable rules and regulations, including the documentation of any products or services that we might provide. We cannot predict whether medical reviews or similar audits by federal or state agencies or commercial payors of such products or services will result in material recoupments or denials, which could reduce our revenues and cause damage to our business reputation.

The FDA and state and foreign regulatory agencies have promulgated regulations that will affect our existing or potential products after consummating an acquisition.

The business activities we may engage in following a business combination, including medical device manufacturing and drug development or testing, are subject to rigorous regulatory requirements at the federal, state and foreign levels, which lead to burdensome reporting requirements or potential sanctions. See the section below entitled “Proposed Business—Regulation of the healthcare sector.”

The regulatory requirements applicable to our products may be modified in the future. We cannot determine what effect changes in regulations or statutes or legal interpretations may have on a product in the future. Changes could require alterations to manufacturing methods, expanded or different labeling, monitoring mechanisms, the recall, replacement or withdrawal of certain products, additional record keeping and expanded documentation of the properties of certain products or their effects on patients, and new scientific substantiation. Any changes or new legislation could have a material adverse effect on our ability to develop and sell new products and, therefore, our ability to generate revenue and cash flow from them.

Additionally, our potential products may be subject to regulation by similar agencies in other states and foreign countries. Compliance with such laws or regulations, including any new laws or regulations in connection any potential products developed by us, might impose additional costs on us or marketing impediments on such products which could decrease our revenues and increase our expenses. The FDA and state authorities have broad enforcement powers. Our failure to comply with applicable regulatory requirements could result in enforcement action by the FDA or state agencies, which may include any of the following sanctions:

•	warning letters, fines, injunctions, consent decrees and civil penalties;

•	repair, replacement, refunds, recall or seizure of our products;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusal of requests for 510(k) clearance or premarket approval of new products, new intended uses, or modifications to existing products;

•	withdrawal of 510(k) clearance or premarket approvals previously granted and

•	criminal prosecution.

If any of these events were to occur, it could harm our business.

The FDA can impose civil and criminal enforcement actions and other penalties on us if we were to fail to comply with stringent FDA regulations.

Medical device manufacturing facilities must maintain records, which are available for FDA inspectors documenting that the appropriate manufacturing procedures were followed. Should we acquire such a facility as a result of a business combination, the FDA would have authority to conduct inspections of such a facility. Labeling and promotional activities are also subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. Any failure by us to take satisfactory corrective action in response to an adverse inspection or to comply with applicable FDA regulations could result in enforcement action against us, including a public warning letter, a shutdown of manufacturing operations, a recall of our products, civil or criminal penalties or other sanctions. From time to time, the FDA may modify such requirements, imposing additional or different requirements which could require us to alter our business methods which could potentially result in increased expenses.

USE OF PROCEEDS

The following table sets forth the proceeds we estimate to receive from this offering:

	Without Over- Allotment Option	With Over- Allotment Option
Gross proceeds(1)	$100,000,002	$115,000,002

Offering expenses
Underwriting discount (7% of gross proceeds)	7,000,000	8,050,000
Underwriting non-accountable expense allowance (1% of gross proceeds)(2)	1,000,000	1,000,000
Legal fees and expenses (including blue sky services and expenses)	400,000	400,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	38,351	38,351
NASD filing fee	33,083	33,083
Miscellaneous expenses	23,568	23,568

Proceeds after offering expenses	$91,380,000	$105,330,000

Proceeds held in trust
Net offering proceeds held in trust	89,600,000	103,350,000
Deferred underwriting discount and commission	5,400,000	6,210,000

Total proceeds held in trust	$95,000,000	$109,560,000

Net proceeds not held in trust	$1,780,000	$1,980,000

Use of net proceeds not held in trust
Legal, accounting and other third party expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$350,000	$350,000
Internal due diligence of prospective target businesses	100,000	100,000
Legal and accounting fees relating to SEC reporting obligations	50,000	50,000
Working capital to cover miscellaneous expenses, stockholder note payable, D&O insurance and reserves	1,280,000	1,480,000

Total	$1,780,000	$1,980,000

(1)	Excludes the payment of $100 from FTN Midwest Securities Corp., for its purchase option, proceeds from the future sale of units under the purchase option and proceeds from the future exercise of any warrants.
(2)	The non-accountable expense allowance, which is payable to FTN Midwest Securities Corp. alone, is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

We intend to use the proceeds from the sale of the units to acquire one or more operating businesses in the healthcare-related sector.

        Of the net proceeds, $95,000,000 (including deferred underwriting discount and commission of $5,400,000), or $109,560,000 (including deferred underwriting discount and commission of $6,210,000) if the underwriters’ over-allotment option is exercised in full, will be placed in a trust account at JPMorgan Chase Bank, N.A. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Depending on the total consideration paid to the sellers of the target business, and whether such consideration includes stock, cash on hand or borrowed money, it is possible that proceeds from the trust account will not be fully used as consideration for a business combination. In such event, amounts may be released from trust to the merged company upon completion of the business combination. These funds will remain assets of the merged company and may be used to finance the costs of the business combination, future operations and/or subsequent acquisitions. We may also use these funds to pay a finder’s fee in connection with a business combination. We have no agreements in place with any person at the date of this prospectus in respect to finder’s fees.

We intend to use the excess working capital (approximately $1,280,000) for director and officer liability insurance premiums (approximately $550,000), annual retainers for certain of our officers and directors (approximately $500,000) and repayment of loans from Healthcare Acquisition Partners Holdings, LLC (approximately $85,000), with the balance of $145,000 being held in reserve. We have reserved approximately $100,000 for reimbursement of internal expenses incurred in connection with conducting due diligence reviews of prospective target businesses, including any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf. We expect that internal due diligence of prospective target businesses will be performed by some or all of our officers and directors. We have reserved approximately $350,000 for legal, accounting and other third party expenses, such as engaging market research and valuation firms, as well as other expenses of structuring and negotiating business combinations, including the making of a down payment or the payment of exclusivity or similar fees and expenses.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be retained as working capital and may be used to finance the costs of the business combination, which may include a finder’s fee, future operations and/or subsequent acquisitions. Because we do not have any specific business combination under consideration and have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction, we are not able at this time to determine how, following a business combination, we would use any proceeds held in the trust account that are not used to consummate such business combination.

Healthcare Acquisition Partners Holdings, LLC, which is indirectly owned by FTN Midwest Securities Corp., has advanced to us approximately $85,000, which funds were used to pay certain expenses of the offering including the SEC registration fee of $38,351 and the NASD filing fee of $33,083. These borrowings will be repaid upon the consummation of the offering out of the net proceeds not placed in trust.

Our directors and officers will agree with FTN Midwest Securities Corp., at the close of this offering, to place an irrevocable order with a third-party broker-dealer, in accordance with guidelines specified by Rule 10b5-1 under the Exchange Act, to purchase up to $1,000,000 of our warrants, on behalf of themselves, collectively, in the open market, within the 60-trading days beginning on the later of the date that the warrants begin to trade separately and 90 days after the end of the “restricted period” under Regulation M (as further described in this prospectus). A broker-dealer who has not participated in this offering will agree to make the purchases of the warrants on behalf of our directors and officers in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. If at the end of such 60 trading-day period the broker-dealer has not purchased up to the maximum of $1,000,000 of our warrants on behalf of our directors and officers, then our directors and officers will purchase warrants from us in a private placement at a price per warrant to be agreed upon, but in no event less than $0.70 per warrant, in an amount equal to the difference of $1,000,000 and the total amount paid by the broker-dealer. Our directors and officers will agree not to sell or transfer these warrants until after the completion of a business combination. We will not engage any affiliate of the broker-dealer effecting the warrant purchases to advise us in connection with locating a suitable business combination at any time when such warrant purchases remain uncompleted. For a more complete discussion, please see the section of this prospectus entitled “Underwriting.”

The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested in a money market fund fully collateralized by United States government securities, so that we are not deemed to be an investment company under the 1940 Act. The interest income derived from investment of the net proceeds not held in trust during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

No cash compensation will be paid to our initial stockholders or to FTN Midwest Securities Corp. and its affiliates for services rendered to us prior to or in connection with the consummation of the business combination, except for customary investment banking fees and expenses and/or finders fees in connection with that business combination approved by our directors that are not affiliated with FTN Midwest Securities Corp. Each of our officers and directors, other than Sean McDevitt and Pat LaVecchia, own shares of our common stock that they received, subject to forfeiture provisions, for no consideration as a condition of their accepting their positions with us in September and October 2005. We have agreed to reimburse our initial stockholders for any tax liability they may incur in connection with their receipt of shares of our common stock. Shares of our common stock held by our initial stockholders (and any of our reserved treasury shares that are transferred to any person) will be subject to lock-up agreements restricting their sale until six months after a business combination is completed. Our chief executive officer, chief financial officer, and each of our independent directors will receive an annual retainer of $50,000. John Voris, our chief executive officer and a director, will receive an additional $50,000 annual retainer for his services as a director. Our initial stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds, on a pro rata basis, from the trust account (including interest earned on the trust account) only in the event of our liquidation upon our failure to complete a business combination within the time frame provided in this prospectus or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2005 and as adjusted to give effect to the sale of our units in this offering and the application of the estimated net proceeds derived from the sale of our units (assuming no exercise of the underwriters’ over-allotment option):

	December 31, 2005
	Actual	As Adjusted
	(unaudited)
Common Stock, $.0001 par value, -0- and 3,331,667 shares of which, respectively, are subject to possible conversion(1)	$—	$18,990,502

Accounts Payable	$93,954	$—
Notes Payable	85,100	—
Indebtedness	—	—
Stockholders’ equity (deficit)
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value, 200,000,000 shares authorized; 4,166,667 shares issued and outstanding, actual, 17,501,667 shares issued and outstanding (excluding 3,331,667 shares which are subject to possible conversion), as adjusted	$417	$1,750
Additional paid-in capital	8,434,558	86,222,753
Deficit accumulated during the development stage	(24,783)	(24,783)
Unearned Stock Compensation	(8,410,598)	(8,410,598)

Total stockholders’ equity (deficit)	(376)	77,789,122

Total capitalization	$178,678	$96,779,624

(1)	If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account including all accrued interest thereon, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares of common stock sold in this offering.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At December 31, 2005, our net tangible book value deficit was approximately $(165,464), or approximately $(0.10) per share of common stock. After giving effect to the sale of 16,666,667 shares of common stock included in the units (but excluding shares issuable upon exercise of the warrants included in the units), and the deduction of the underwriting discount and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 3,331,667 shares of common stock which may be converted into cash) at December 31, 2005 would have been approximately $77,789,122 or $5.16 per share, representing an immediate increase in net tangible book value of $5.26 per share to our initial stockholders and an immediate dilution of $0.84 per share or 19% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	($0.10)
Increase attributable to new investors	5.26

Pro-forma net tangible book value after this offering		5.16

Dilution to new investors		$0.84

Our pro forma net tangible book value after this offering has been reduced by approximately $18,990,502 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased		Total Contribution		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholder	1,750,001	10%	$8,435,005	7.78%	$4.82
New investors	16,666,667	90%	$100,000,002	92.22%	$6.00

Total	18,416,668	100.00%	$108,435,007	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value (deficit) before this offering	$(165,464)
Proceeds from this offering	96,780,000

Offering costs paid in advance and excluded from net tangible book value before this offering	165,088
Less: Proceeds held in trust subject to conversion to cash 95,000,000 x 19.99%	18,990,502

$77,789,122

Denominator:
Shares of common stock outstanding prior to this offering	1,750,001
Shares of common stock included in the units offered	16,666,667
Less: Shares subject to conversion 16,666,667 x 19.99%	(3,331,667)

15,085,001

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on August 15, 2005, as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the healthcare sector. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to finance the costs of a business combination, including any finder’s fee, future operations and/or subsequent acquisitions.

The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•	may significantly dilute the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, the issuance could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in any debt securities, such as covenants that require the satisfaction or maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	our inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $620,002 and an underwriting discount of approximately $8,000,000 (or $9,050,000 if the underwriters’ over-allotment option is exercised in full), including $1,000,000 evidencing the underwriters’ non-accountable expense allowance of 1% of the gross proceeds, will be approximately $96,780,000 (including deferred underwriting discount and commission of $5,400,000), or $111,540,000 (including deferred underwriting discount and commission of $6,210,000) if the underwriters’ over-allotment option is exercised in full. Of this amount, $95,000,000 (including deferred underwriting discount and commission of $5,400,000), or $109,560,000 (including deferred underwriting discount and commission of $6,210,000) if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining $1,780,000, or $1,980,000 if the underwriters’ over-allotment is exercised in full, will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire one or more operating businesses, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses, and structuring, negotiating and consummating the business combination. However, we may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the costs of the business combination, including any finder’s fee, future operations and/or subsequent acquisitions.

We believe that, upon consummation of this offering and payment of certain expenses in connection with the offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $350,000 of expenses for legal, accounting and other third party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•	approximately $100,000 of expenses for the internal costs of due diligence and investigation of a target business;

•	approximately $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

•	approximately $1,280,000 for general working capital that will be used for miscellaneous expenses and reserves, including (i) approximately $550,000 for director and officer liability insurance premium, (ii) approximately $85,000 to repay loans from Healthcare Acquisition Partners Holdings, LLC and (iii) approximately $50,000 per year for our chief executive officer, our chief financial officer and each of our independent directors, and an additional $50,000 per year for John Voris, our chief executive officer and a director, for his services as a director.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business. However, we may need to obtain additional financing to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

We have also agreed to sell to FTN Midwest Securities Corp., for $100, an option to purchase up to a total of 833,333 units, each consisting of one share of common stock and two warrants, at $7.50 per unit, commencing on the later of the consummation of a business combination and one year after the date of this prospectus and expiring five years after the date of this prospectus. The warrants underlying such units will have terms that are identical to those being issued in this offering, with the exception of the exercise price, which will be set at $6.25 per warrant. The purchase option may be transferred, in whole or in part, to any subsidiary or affiliate of FTN Midwest Securities Corp., upon notice to us, or to any third party transferee, subject to our consent. The purchase option will also contain a cashless exercise feature that allows the holder of the purchase option to receive units on a net exercise basis. In addition, the purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the date of this prospectus. Further, the holder of the purchase option will be entitled to piggy-back registration rights in the event we undertake a subsequent registered offering within seven years of the date of this prospectus. The warrants and shares of common stock FTN Midwest Securities Corp. may obtain pursuant to this option will be subject to a lock-up agreement restricting their sale until six months after completion of a business combination. This lock-up agreement cannot be waived.

The purchase option may only be exercised to the extent that the aggregate number of shares and warrants comprising the units purchased pursuant to the exercise in whole or in part of the option plus the aggregate number of shares of common stock owned or underlying all warrants owned by FTN Midwest Securities Corp. and its affiliates would not, in sum, exceed 9.00% of the number of the then-issued and outstanding shares of our common stock (assuming full exercise of such purchase option and such warrants).

PROPOSED BUSINESS

We are a recently organized Delaware blank check company formed on August 15, 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the healthcare sector.

According to the Centers for Medicare and Medicaid Services, U.S. healthcare spending surpassed $2.0 trillion in 2005. Also according to the Centers for Medicare and Medicaid Services, total U.S. healthcare expenditures are projected to increase to $4.0 trillion in 2015, with the annual growth rate averaging about 7.2%. U.S. healthcare spending, calculated at approximately 15% of GDP based on statistics from the Centers for Medicare & Medicaid Services and projected to be more than 20% of GDP in 2015 according to the California HealthCare Foundation, is larger than that of every other developed nation in total size, as a percentage of GDP, and on a per-capita basis according to Plunkett’s Health Care Industry Almanac. In fact, according to Plunkett’s Health Care Industry Almanac, per capita spending is twice the average of that of member countries of the Organization for Economic Cooperation and Development. Moreover, according to Plunkett’s Health Care Industry Almanac, investors are supporting this growth, investing $4.8 billion in venture investment into U.S. healthcare companies in the first nine months of 2004 alone. Within this industry we believe there are numerous niche sectors each with potential markets totaling in the hundreds of millions of dollars. While some of these sectors are serviced by large traditional healthcare institutions, we believe many are nascent with significant opportunities for fast-moving, smaller companies. The Centers for Medicare and Medicaid Services anticipate the industry will grow at a compounded annual growth rate (CAGR) of 6.7% from 2004 to 2013, reaching $3.4 trillion. This growth outpaces the forecasted U.S. GDP CAGR of 5.2% for the same time frame. At these respective rates, healthcare costs will comprise 18% of the GDP in 2013. Factors contributing to this growth include:

•	Demographic Trends. The U.S. population is aging rapidly. At the same time, the life expectancy of Americans is increasing, and chronic illnesses that require drug treatment are increasing as the population ages.

•	Rising Cost of Prescription Drugs. According to Plunkett’s Health Care Industry Almanac, prescription drug costs have increased more than 10% every year since 1995. According to a study released in 2001 by the Tufts Center for the Study of Drug Development, the cost of developing a new drug and getting it to market averaged $802 million. Bain & Co. estimates the total cost, including marketing and advertising, at a much higher $1.7 billion per drug.

•	High Medicare and Medicaid Costs. The obligations of Medicare and Medicaid have the potential to swell the federal budget. The number of senior citizens covered by Medicare will continue to grow at an exceedingly high rate, and new prescription coverage costs will add to the government’s financial problems. According to White House projections, federal funding for the Medicare program is projected to reach $340 billion in 2006. The Centers for Medicare and Medicaid Services expect Medicare spending will reach $790 billion and Medicaid spending will be $670 billion in 2015.

•	Pharmaceutical Direct to Consumer Advertising. The drug industry is making an intensified sales effort. Direct-to-consumer advertising and legions of sales professionals calling on physicians increase demand for the newest, most expensive drugs. According to the research firm Schonfeld & Associates, the pharmaceutical industry’s total advertising budget is expected to exceed $21 billion in 2006, up 10% from 2005 levels, with pharmaceutical firms increasing their reliance on Direct to Consumer advertising.

•	Lifestyle Drugs Trend. “Lifestyle” drug use is increasing, as shown by the popularity of such drugs as Viagra, Propecia, and Botox. These drugs have dramatically increased the total annual consumer intake of pharmaceuticals and create a great deal of controversy over which drugs should be covered by managed care and which should be paid for by the consumer alone.

•	Boom in Surgery Centers. The number of ambulatory surgery centers (ASCs), otherwise known as outpatient surgery centers, has skyrocketed since their initial Medicare approval in 1982. According to the Federated Ambulatory Surgery Association, there were over 4,200 ASCs in 2005. Most procedures performed in such centers are covered under Medicare or by most major health plans. According to the Medicare Payment Advisory Commission, Medicare paid $2.2 billion to surgery centers in 2003, up from $1 billion in 1997.

While the market has grown, it has also faced substantial challenges and undergone significant changes. Rising costs have placed increased pressure on payors, providers, and consumers to find lower-cost healthcare solutions. Legislation has reformed Medicare to give private insurers a greater role in insuring the elderly and to provide prescription drug benefits for seniors. Other legislative efforts have targeted drug pricing by attempting to find ways to encourage the manufacture of generics. New technology and services are increasing the efficiency of all aspects of the healthcare industry, from physicians to payors.

In recent years, the healthcare industry has capitalized on many remarkable advances in medical technology, including breakthroughs in computing, communications, small-incision surgery, drug therapies, diagnostics and instruments. Meanwhile, more emphasis is being placed on the use of computers and advanced telecommunication technology in many phases of hospital operations and patient care, often in conjunction with complex equipment to diagnose and improve patients’ conditions. With respect to investment in information technology, or IT, the healthcare industry lagged behind almost all other business sectors in 2003, spending just under 4% of its revenue on IT, in contrast to many other industries that have been averaging 5% to 8%. However, this is starting to change. Gartner, a major research firm, projects healthcare industry spending on IT to rise from $34 billion in 2001 to nearly $48 billion in 2006—the second-fastest area for IT growth after the Federal Government. A recent survey by the Health Information Management and Systems Society found that 60% of U.S. hospitals are utilizing, installing or planning to install systems to handle electronic records.

The U.S. Department of Health & Human Services estimated that a national electronic health information network could save about $140 billion yearly, or 8% of the nation’s health expenditures. This is due to the fact that vast amounts of time and money are wasted on redundant paperwork, billing errors, duplicated tasks and mistreatment of patients due to lack of complete health information at the point of treatment.

The large number of growth factors and regulatory changes creates an entrepreneur’s market in which companies that can capitalize on the growth and changing environment will prosper. While the healthcare market is dominated by some of the largest companies in the U.S., their ability to adapt to meet the industry’s growth and changing paradigms has been hampered by bureaucracy, heavy research and development costs, and increased litigation. In this type of environment, middle market companies can often react faster to changes and take advantage of the market opportunities.

Through our management team and our directors, we have extensive contacts and sources in the healthcare sector from which we believe that we will be able to generate acquisition opportunities. These contacts and sources include private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants. The members of our management team intend to maintain relationships with a significant number of private equity and venture capital funds and public and private companies.

While we expect to seek to effect additional business combinations, our initial business acquisition must be with one or more operating businesses whose fair market value is, either individually or collectively, at least equal to 80% of our net assets at the time of such acquisition. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination.

Regulation of the healthcare sector

The development, testing, production and marketing of any of our potential products that we may manufacture, market or sell following a business combination may be subject to regulation by the FDA as

“devices” under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act, as amended. Before a new medical device, or a new use of, or claim for, an existing product can be marketed in the United States, it must first receive either 510(k) clearance or pre-market approval from the FDA, unless an exemption applies. Either process can be expensive and lengthy. The FDA’s 510(k) clearance process usually takes from three to twelve months, but it can take longer and is unpredictable. The process of obtaining pre-market approval is much more costly and uncertain than the 510(k) clearance process and it generally takes from one to three years, or even longer, from the time the application is filed with the FDA.

In the United States, medical devices must be:

•	manufactured in registered and quality approved establishments by the FDA; and

•	produced in accordance with the FDA Quality System Regulation, or QSR, for medical devices.

As a result, we may be required to comply with QSR requirements and if we fail to comply with these requirements, we may need to find another company to manufacture any such devices which could delay the shipment of our potential product to our customers.

The FDA requires producers of medical devices to obtain FDA clearance or approval prior to commercialization in the United States. Testing, preparation of necessary applications and the processing of those applications by the FDA is expensive and time consuming. We do not know if the FDA would act favorably or quickly in making such reviews, and significant difficulties or costs may potentially be encountered by us in any efforts to obtain FDA clearance or approval. The FDA may also place conditions on clearances and approvals that could restrict commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. Delays imposed by the FDA clearance or approval process may materially reduce the period during which we have the exclusive right to commercialize any potential patented products. We may make modifications to any potential devices and may make additional modifications in the future that we may believe do not or will not require additional clearances or approvals. If the FDA should disagree, and require new clearances or approvals for the potential modifications, we may be required to recall and to stop marketing the potential modified devices. We also may be subject to Medical Device Reporting regulations, which would require us to report to the FDA if our products were to cause or contribute to a death or serious injury, or malfunction in a way that would likely cause or contribute to a death or serious injury.

The development, testing, production and marketing of any of our potential products that we may manufacture, market or sell following a business combination may be subject to regulation by the FDA as “drugs.” All “new drugs” must be the subject of an FDA-approved new drug application (NDA) and all new biologics products must be the subject of a biologics license application (BLA) before they may be marketed in the United States. All generic equivalents to previously approved drugs or new dosage forms of existing drugs must be the subject of an FDA-approved abbreviated new drug application (ANDA) before they may be marketed in the United States. In all cases, the FDA has the authority to determine what testing procedures are appropriate for a particular product and, in some instances, has not published or otherwise identified guidelines as to the appropriate procedures. The FDA has the authority to withdraw existing NDA, BLA and ANDA approvals and to review the regulatory status of products marketed under its enforcement policies. The FDA may require an approved NDA, BLA, or ANDA for any drug or biologic product marketed to be recalled or withdrawn under its enforcement policy if new information reveals questions about the drug or biologic’s safety or effectiveness. All drugs must be manufactured in conformity with current good manufacturing practice regulations (GMPs) and drugs and biologics subject to an approved NDA, BLA, or ANDA must be manufactured, processed, packaged, held and labeled in accordance with information contained in those approvals. The required product testing and approval process for new drugs and biologics ordinarily takes several years and requires the expenditure of substantial resources. Testing of any product under development may not result in a commercially-viable product. Even after such time and expenses, regulatory approval by the FDA may not be obtained for any products developed. In addition, delays or rejections may be encountered based upon changes in FDA policy during the period of product development and FDA review. Any regulatory approval may impose limitations in the indicated use for the product. Even if regulatory approval is obtained, a marketed product, its manufacturer and its manufacturing facilities are subject to continual review and periodic inspections. Subsequent discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions on the product or manufacturer, including withdrawal of the product from the market.

Even if required FDA approval has been obtained with respect to a new drug or biologic product, foreign regulatory approval of a product must also be obtained prior to marketing the product internationally. Foreign approval procedures vary from country to country and the time required for approval may delay or prevent marketing. The clinical testing requirements and the time required to obtain foreign regulatory approvals may differ from that required for FDA approval. Although there is now a centralized European Union approval mechanism for new pharmaceutical products in place, each European Union member state may nonetheless impose its own procedures and requirements, many of which are time consuming and expensive, and some European Union member states require price approval as part of the regulatory approval process. Thus, there can be substantial delays in obtaining required approval from both the FDA and foreign regulatory authorities.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these to effect a business combination involving one or more operating businesses in the healthcare-related sector. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors in this offering will make their decision whether to invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more operating businesses which do not need substantial additional capital but which desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws.

We have not selected or approached any target businesses

We do not have any specific business combination under consideration and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination. Subject to the requirement that our initial business combination must be with one or more operating businesses in the healthcare sector that, collectively, have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates in the healthcare sector. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in the healthcare sector in which we may ultimately operate or the target businesses with which we may ultimately complete a business combination.

Sources of target businesses

We anticipate that acquisition candidates may be brought to our attention by FTN Midwest Securities Corp., or from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community, who may present solicited or unsolicited proposals. We have entered into agreements with FTN Midwest Securities Corp., Sean McDevitt, our chairman, and Pat LaVecchia, a director and our secretary, under the terms of which each of them has agreed to present to us for our consideration any opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire a controlling equity interest in, an operating business in the healthcare, or a healthcare-related, sector, provided that they are under no obligation to present to us any opportunity involving a business in the healthcare, or a healthcare-related, sector seeking a strategic combination with another operating business in the healthcare, or a healthcare-related, sector. The terms of these agreements do not obligate these individuals or FTN Midwest Securities Corp. to present any opportunities to us for consideration prior to presenting such opportunities to any other person or entity. No fees or compensation for investment banking or other advisory services will be payable to FTN Midwest Securities Corp., or any of its affiliates, under these agreements. Our other officers and directors may also bring to our attention acquisition candidates. In addition, we anticipate that the positions held and contacts maintained by the members of our management within the financial community will generate other unsolicited proposals. We do not anticipate receiving any unsolicited proposals with respect to business combinations with prospective target businesses until we have completed this offering. In addition, we will not evaluate any unsolicited proposals that we may receive with respect to any business combinations with prospective target businesses until we have completed this offering.

Selection of target businesses and structuring of a business combination

Subject to the requirement that our initial business combination must be with one or more operating businesses that, individually or collectively, have a fair market value of at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses in the healthcare sector. However, subject to fluctuations in the economy in general, and the healthcare sector in particular, we currently intend to concentrate on prospective target companies, in each case assuming an acquisition value that is equivalent to the available proceeds held in the trust account. We expect that our management will diligently review all of the proposals we receive with respect to prospective target businesses. In evaluating prospective target businesses, our management expects to consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry;

•	costs associated with effecting the business combination; and

•	barriers to entry into the targeted businesses’ industries.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with one or more operating businesses will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating prospective target businesses, we intend to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target businesses and their stockholders, as well as our stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target businesses

The initial target businesses that we acquire must have a fair market value, individually or collectively, equal to at least 80% of our net assets at the time of such acquisition. We will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD, with respect to the fairness to us of the purchase price to be paid in our initial business combination. We expect that any such opinion will be included in our proxy solicitation materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert.

Possible lack of business diversification

The net proceeds from this offering will provide us with approximately $96,780,000 (including deferred underwriting discount and commission of $5,400,000) which we may use to complete a business combination. While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, individually or collectively, is at least equal to 80% of our net assets at the time of such acquisition (excluding deferred underwriting discount and commission held in the trust account in the amount of $5,400,000 or $6,210,000 if the over-allotment option is exercised in full). At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company; therefore, it is possible that we will have the ability to complete a business combination with only a single operating business which may only have a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single operating business;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Acquisition of more than one business

As noted above, we expect to effect our initial business combination through the acquisition of a single business, but we reserve the right to acquire more than one business in contemporaneous acquisitions if our board of directors determines that such a course is in our best interest. Completing our initial business combination through more than one acquisition would likely result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. In addition, due to the difficulties involved in consummating multiple acquisitions concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination with those businesses, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Further, we cannot ascertain the future role of our officers and directors, if any, in the target businesses. While it is possible that one or more of our officers and directors will remain associated with us in some capacity following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target businesses acquired.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the acquired businesses. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholders to approve a business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.

In connection with the vote required for our initial business combination, our initial stockholders will agree prior to the completion of this offering (and any person to whom we transfer our reserved treasury shares will, as a condition to the transfer, be required to agree) to vote the shares of common stock owned by them in the same way as the holders of the majority of the shares sold to the public in this offering. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of our initial business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. The underwriters have agreed to forego receiving any deferred underwriting discount and commission with respect to any shares our public stockholders have elected to convert into cash pursuant to such conversion rights. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $5.70, or $.30 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both vote against a business combination, and, subsequently, exercise their conversion rights. If a business combination is approved by the holders of a majority of our shares of common stock and public stockholders owning less than 20% of our shares exercise their conversion rights, we will proceed with the business combination in accordance with its terms. We will not condition the consummation of a business combination on the public stockholders owning some percentage less than 20% of our shares not exercising their conversion rights. Our initial stockholders and other members of our management will prior to the completion of this offering agree (and any person to whom we transfer our reserved treasury shares will, as a condition to the transfer, be required to agree) not to purchase any additional shares of common stock, whether as part of this offering or otherwise, prior to the completion of a business combination and will therefore have no conversion rights.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be liquidated and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our initial stockholders will not have (and any person to whom we transfer our reserved treasury shares will, as a condition to the transfer, be required to agree to not have) the right to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to their shares of common stock. Our initial stockholders and other members of our management will agree prior to the completion of this offering (and any person to whom we transfer our reserved treasury shares will, as a condition to the transfer, be required to agree) not to purchase any additional shares of common stock, whether as part of this offering or otherwise, prior to the completion of a business combination and will, therefore, have no right to participate in a liquidation distribution. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $5.70, or $0.30 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Messrs. McDevitt and LaVecchia have agreed that, if we liquidate prior to the consummation of a business combination, they will be personally liable, on a joint and several basis, to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or contracted for or products sold to us, or claims of other parties with which we have contracted, including the claims of any prospective target with which we have entered into a written letter of intent, confidentiality or non-disclosure agreement with respect to a failed business combination with such prospective target. However, we cannot assure you that Messrs. McDevitt and LaVecchia will be able to satisfy those obligations. Messrs. McDevitt and LaVecchia are not personally liable to pay any of our debts and obligations except as provided above. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $5.70, plus interest, due to claims of creditors.

If we enter into a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the 18-month or 24-month period, as applicable.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon the consummation of a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances, except as required by applicable law, will a stockholder have any right or interest of any kind to or in the trust account.

Amended and Restated Certificate of Incorporation

Our Amended and Restated Certificate of Incorporation sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of a business combination. Specifically, our Amended and Restated Certificate of Incorporation provides, among other things, that:

•	upon consummation of this offering, $95,000,000 (including deferred underwriting discount and commission of $5,400,000) of the proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or thereafter, upon our liquidation or as otherwise permitted in the Amended and Restated Certificate of Incorporation;

•	prior to the consummation of a business combination, we shall submit such business combination to our stockholders for approval;

•	we may only consummate the business combination if approved by a majority of shares of common stock owned by our public stockholders and public stockholders owning less than 20% of the shares of common stock sold in this offering both voted against the business combination and exercised their conversion rights;

•	if a business combination is approved and consummated, public stockholders who voted against the business combination may exercise their conversion rights and receive their pro rata share of the trust account;

•	if a business combination is not consummated or a definitive agreement relating to a business combination is not signed within the time periods specified in this prospectus, then we will be liquidated and we will distribute to all of our public stockholders their pro rata share of the trust account, inclusive of any interest, plus any of our remaining net assets; and

•	we may not consummate any other merger, acquisition, asset purchase or similar transaction other than the business combination.

Our Amended and Restated Certificate of Incorporation and the underwriting agreement that we will enter into with the underwriters in connection with the consummation of this offering, prohibit the amendment or modification of the provisions set forth in the foregoing paragraph prior to the consummation of a business combination. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to section 3(a1) of the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of our Amended and Restated Certificate of Incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.

Competition

In identifying, evaluating and selecting target businesses, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage over us in pursuing the acquisition of target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our stockholders in certain instances may reduce the resources available to us to effect a business combination; and

•	our outstanding warrants and the purchase option granted to FTN Midwest Securities Corp., and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business on favorable terms.

If we succeed in effecting a business combination in the healthcare sector, there will be, in all likelihood, intense competition from competitors of the target businesses. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target businesses are in high-growth industries.

Facilities

We do not own any real estate or other physical properties materially important to our operation. Our executive offices, which we use pursuant to an agreement with FTN Midwest Securities Corp., are located at 350 Madison Avenue, New York, NY 10017. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

We currently have three officers, two of whom, John Voris and Pat LaVecchia, are also members of our board of directors. Mr. Voris will receive a $50,000 annual retainer for his services as chief executive officer and a $50,000 annual retainer for his services as a director for a total of $100,000 per year. Erin Enright will receive a $50,000 annual retainer for her services as chief financial officer. Mr. LaVecchia will receive no compensation from us. As a term of his accepting his position with us in September 2005, Mr. Voris received 666,667 shares of our common stock (which are subject to forfeiture, in whole or in part, if he ceases to be an officer and director prior to certain specified dates through December 31, 2007). As a term of her accepting her position with us in October 2005, Ms. Enright received 250,000 shares (which are subject to forfeiture, in whole or in part, if she ceases to be an officer prior to certain specified dates through December 31, 2007). We have agreed to reimburse Mr. Voris and Ms. Enright for any tax liability they may incur in connection with their receipt of shares of our common stock. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full time employees prior to the consummation of a business combination. Mr. LaVecchia, our Secretary and Director, is a managing director of FTN Midwest Securities Corp.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Exchange Act, and have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements based on United States generally accepted accounting principles for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with United States generally accepted accounting principles, of the prospective businesses as part of the proxy solicitation materials sent to stockholders to assist them in assessing the business combination. Our management believes that the requirement of having available audited financial statements for the target businesses will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of this offering and the terms of an offering by blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discount and underwriting expenses for a Rule 419 offering are the same as this offering and that the underwriters do not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of This Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$95,000,000 (including deferred underwriting discount and commission of $5,400,000) of the net offering proceeds will be deposited into a trust account located at and maintained by JPMorgan Chase Bank, N.A.	$82,800,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $95,000,000 (including deferred underwriting discount and commission of $5,400,000) of net offering proceeds held in trust will be invested in a money market fund, fully collateralized by United States government securities.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the 1940 Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of This Offering	Terms Under a Rule 419 Offering

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately 20 days after the earlier of the expiration of the underwriters’ option to purchase up to 2,500,000 additional units to cover over-allotments, and the exercise in full by the underwriters of such option, provided that we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the net proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. In addition, we will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of our initial Current Report on Form 8-K.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of This Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the business combination following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who votes against the business combination but who does not follow these procedures or a stockholder who does not vote against the business combination would not be entitled to the conversion right.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to notify the company of his or her election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities would be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period after the consummation of this offering.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time period provided in this prospectus.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
John Voris	58	Chief Executive Officer and Director
Sean McDevitt	42	Chairman of the Board
Pat LaVecchia	39	Secretary and Director
Jean-Pierre Millon	55	Director
Wayne Yetter	60	Director
Erin Enright	44	Vice President, Chief Financial Officer and Treasurer

JOHN VORIS has served as our Chief Executive Officer and Director since September 2005. From August 2004 to July 2005, Mr. Voris was Chairman of Epocrates, Inc., a software company providing clinical information to healthcare professionals at the point of care. Mr. Voris retired from his position at Epocrates in July 2005 and did not accept another position until becoming our Chief Executive Officer and Director in September 2005. He was President and CEO of Epocrates from June 2000 until July 2004. Prior to Epocrates, Mr. Voris was Executive Vice President of PCS Health Systems from 1995 until 2000. During his tenure at PCS Health Systems, the company was a subsidiary of Eli Lilly from 1994 until 1999 and then of Rite Aid Pharmacies from 1999 until 2000. While at PCS, Mr. Voris had responsibility for all call centers, mail order pharmacies, sales and marketing of PBM services, product development and industry relations. Prior to PCS, Mr. Voris was with Eli Lilly from 1973 until 1995. Mr. Voris was Executive Director of the Infectious Disease Business Unit from 1993 until 1995, where he was responsible for world wide sales and marketing of a large portfolio of existing and development-stage anti-infectives. From 1988 until 1992, Mr. Voris was based in London as Director of Marketing for Europe, Middle East, and Africa, where he had responsibility for sales, marketing, and product development for the entire portfolio of Lilly pharmaceutical products. Prior to these positions, he held a variety of positions in sales, marketing, market research and business development. Mr. Voris received his M.B.A. and B.S. from the Kelley School of Business, Indiana University. Mr. Voris currently serves on the Board of Directors of Oscient Pharmaceuticals, Inc. (NASDAQ: OSCI), Epocrates, Inc. and Gentiae Clinical Research, Inc.

SEAN MCDEVITT has served as our Chairman of the Board since August 2005. He is currently a Managing Director at FTN Midwest Securities Corp. In 1999, Mr. McDevitt co-founded Alterity Partners, a boutique investment bank which provided capital markets and merger and acquisition advisory services to high growth companies. Alterity Partners was acquired by FTN Midwest Securities Corp. in September 2004. Mr. McDevitt was formerly a senior investment banker at Goldman Sachs & Company, from 1995 through 1999 where he led deal teams in a variety of technology and healthcare/biopharmaceutical transactions, including mergers and acquisitions, divestitures, and IPOs. Prior to Goldman Sachs & Company, Mr. McDevitt worked in sales and marketing at Pfizer from 1991 until 1994. He was a Captain in the U.S. Army Rangers and was decorated for combat in the Panama invasion. He is a member of the Council on Foreign Relations. Mr. McDevitt received his B.S. in Computer Science and Electrical Engineering from the U.S. Military Academy at West Point and an M.B.A. from Harvard Business School.

PAT LAVECCHIA has served as our Secretary and Director since August 2005. He has been a Managing Director at FTN Midwest Securities Corp. since April 2005. Mr. LaVecchia has built and run several major Wall Street private placement groups and has extensive expertise in capital markets including raising capital for private companies and PIPEs. Mr. LaVecchia has also played the leading role in numerous mergers, acquisitions, private placements, high yield transactions, and IPOs. Most recently, Mr. LaVecchia was a co-founder and Managing Partner of Viant Group and a Managing Director of Viant Capital, formerly named Neveric Capital, from 2003 through 2005. Prior to forming Viant Group, Mr. LaVecchia ran several groups at major Wall Street firms including: Managing Director and Head of the Private Equity Placement Group at Bear, Stearns & Company (1994 to 1997); Group Head of Global Private Corporate Equity Placements at Credit Suisse First

Boston (1997 to 2000) and Managing Director and Group Head of the Private Finance and Sponsors Group at Legg Mason Wood Walker, Inc (2001 to 2003). He was also at Hawk Holdings, a strategic venture capital firm from 2000 until 2001. Mr. LaVecchia received his B.A., magna cum laude, from Clark University and an M.B.A. from The Wharton School of the University of Pennsylvania with a major in Finance and a concentration in Strategic Planning.

JEAN-PIERRE MILLON has served as a Director since September 2005. Mr. Millon is a co-founder of BLS, LLC, a consulting and investing entity based in Indianapolis and established in 2002. Mr. Millon served as a consultant to AdvancePCS, successor entity to PCS Health Systems, from October 2000 to June 2002. Until September 2000, Mr. Millon was President and Chief Executive Officer of PCS Health Systems, one of the country’s largest pharmacy benefit managers. Prior to joining PCS in 1995, Mr. Millon was an executive with Eli Lilly and Co., PCS’ former parent company. His career with Lilly, started in 1976, spanned two decades and was highlighted by leadership positions in the United States, the Orient, Europe, and the Caribbean Basin. Most recently, Mr. Millon served as President and General Manager of Lilly Japan, K.K. and Vice President of the Lilly pharmaceutical division in Kobe, Japan from 1992 until 1995. Mr. Millon was an advisory board member with Care Capital LLC, a healthcare venture fund from 2001 through 2003. Mr. Millon also serves on the Board of Directors of Caremark Rx, Inc. (NYSE: CMX), Cypress Bioscience, Inc. (NASDAQ: CYPB), Prometheus Laboratories Inc., Protemix Corporation and Medical Present Value, Inc.

WAYNE YETTER has served as a Director since September 2005. Mr. Yetter has served as Chief Executive Officer of Verispan, LLC, a healthcare information company founded by Quintiles Transnational Corp. and McKesson Corp, since September 2005. From November 2004 through September 2005, Mr. Yetter served as President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc. to assist Odyssey’s parent, PLIVA d.d., implement its strategy to exit the proprietary pharmaceutical business. Mr. Yetter has built and led a variety of multi-million dollar businesses and pharmaceutical operations for some of the largest companies in the world. After serving in Vietnam, Mr. Yetter began his career in the pharmaceuticals industry in 1970 as a sales representative for Pfizer. From Pfizer, he joined Merck & Co in 1977, where he led the Marketing Operations Group and then became President of the Asia Pacific region before starting the new company, Astra Merck, in 1991 as President and CEO. Under his leadership, the company’s product, Prilosec, grew to be the #1 pharmaceutical product in the U.S. at the time. Mr. Yetter then joined Novartis Pharmaceuticals in 1997, where he was President and CEO of the U.S. pharmaceutical business. In 1999, he joined IMS and later led its spinout company, Synavant, where he was Chairman and CEO for three years before the company merged with Dendrite International in 2003. Following the merger, Mr. Yetter founded and has acted as principal of BioPharm Advisory LLC since September 2003. He also served as an advisor to Alterity Partners from 2003 until 2004. Mr. Yetter was formerly Chairman of the Board for Transkaryotic Therapies Inc., which was acquired by Shire Pharmaceuticals in 2005. He also serves on the Board of Directors of Noven Pharmaceuticals, Inc. (NASDAQ: NOVN), Matria Healthcare, Inc. (NASDAQ: MATR) and Maxim Pharmaceuticals (NASDAQ: MAXM).

ERIN ENRIGHT has served as our Vice President and Chief Financial Officer since October 2005. Since 2004, Ms. Enright has been Chief Executive Officer of Lee Medical, a medical products company providing bone marrow transplant/harvest needles to approximately 300 leading hospitals and physicians in the U.S. Ms. Enright was previously at Citigroup from 1993 through 2003, most recently as a Managing Director, where she worked as a senior banker in the equity capital markets group responsible for identifying, structuring, marketing, pricing and allocating equity offerings for corporate clients in the healthcare, technology and general industrial fields. Ms. Enright was also Chairperson of Citigroup’s Institutional Investors’ Committee, responsible for screening and approving the firm’s participation in equity underwritings and a member of the Citigroup Global Equity Commitment Committee, responsible for reviewing and approving the firm’s underwritings. Prior to Citigroup, Ms. Enright was an attorney with Wachtell, Lipton, Rosen & Katz in the firm’s New York office from 1989 until 1993. Ms. Enright received her A.B. from the Woodrow Wilson School of Public and International Affairs at Princeton University and a J.D. from the University of Chicago Law School.

Audit Committee

Our Board of Directors intends to establish an Audit Committee, which will report to the Board of Directors. The Audit Committee will be responsible for meeting with our independent registered accounting firm regarding, among other issues, audits and adequacy of our accounting and control systems.

In addition, the Audit Committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the Audit Committee will have the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The Audit Committee is required to be composed entirely of independent directors.

Due to the affiliation of Messrs. McDevitt and LaVecchia with FTN Midwest Securities Corp., to the extent FTN Midwest Securities is acting as our advisor in connection with a business combination, the Audit Committee will have the sole authority to negotiate and approve the terms of such business combination, subject to the stockholder approval rights.

No member of our Board of Directors is an an “audit committee financial expert” as that term is defined under Item 401 of Regulation S-K of the Exchange Act, but nonetheless, we believe the members are qualified to perform their duties.

Executive Officer and Director Compensation

No executive officer, director or initial stockholder, nor any affiliate thereof, has received any cash compensation for services rendered.

Each of our officers and directors, other than Sean McDevitt and Pat LaVecchia, has received shares of our common stock as a condition of their accepting their positions with us in September/October 2005. John Voris received 666,667 shares, Wayne Yetter received 416,667 shares, Jean-Pierre Millon received 416,667 shares and Erin Enright received 250,000 shares. These shares are subject to forfeiture, in whole or in part, if the individual ceases to be an officer/director prior to certain specified dates through December 31, 2007. See “Certain Relationships and Related Transactions—Initial Share Issuances.” We have agreed to reimburse our initial stockholders for any tax liability they may incur in connection with their receipt of shares of our common stock. In addition, 2,416,666 shares of our common stock are held as reserved treasury shares that may be transferred by our board of directors to officers, directors or employees; provided that no reserved treasury shares may be transferred to FTN Midwest Securities Corp. or any of its affiliates prior to the later of six months after the consummation of a business combination or twelve months after the date of this prospectus. The shares of our common stock held by our initial stockholders are (and any of our reserved treasury shares that are transferred will be) subject to lock-up agreements restricting their sale until six months after a business combination is completed. These lock-up agreements cannot be waived.

After completion of this offering, our chief executive officer, chief financial officer and each of our independent directors will receive annual compensation of $50,000. Mr. Voris, our chief executive officer and a director, will receive an additional $50,000 annual retainer for his services as a director. Our officers and directors will receive reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged; provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to a business combination. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement, or monitoring our compliance with the terms of this offering. In addition, since the role of our current management and directors subsequent to a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to our current management and directors after a business combination by any target businesses.

Reserved Treasury Shares

We are holding 2,416,666 shares of our common stock as reserved treasury shares. These shares are reserved for transfer to officers, directors and employees at such time, in such amounts and on such terms as may be determined by our board of directors from time to time; provided that no reserved treasury shares may be transferred to FTN Midwest Securities Corp. or any of its affiliates prior to the later of six months after the consummation of a business combination or twelve months after the date of this prospectus. Any person to whom we transfer any of these reserved treasury shares will be required, as a condition to the transfer, to enter into an agreement substantially the same as those to be entered into by each of our initial stockholders prior to the completion of the offering providing that such person:

•	will not purchase any additional shares of common stock prior to the completion of business combination,

•	will not have the right to participate in any liquidation distribution occurring on our failure to consummate a business combination within the time period described in this prospectus, and

•	will, in connection with the vote required with respect to our initial business combination, vote his or her shares of common stock in the same way as the holders of the majority of the shares sold to the public in this offering.

In addition, such persons will be required to enter into lock-up agreements restricting the sale of shares of our common stock until six months after a business combination is completed.

To the extent our board of directors determines to issue all or any part of these shares, the consideration will be determined at that time based on prevailing facts and circumstances.

Although these reserved shares are available, we believe our current management team is sufficient and we have no present plans to add additional individuals.

Code of Ethics

We adopted a code of ethics that applies to directors, officers and employees. A copy of the code of ethics has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Conflicts of Interest

Prior to the transfer of shares to our management, FTN Midwest Securities Corp., the representative of the underwriters in this offering, was the beneficial owner of a controlling interest in us. As a result, FTN Midwest Securities Corp. has made certain decisions concerning our structure, operations and management. At the date of this prospectus, neither FTN Midwest Securities Corp. nor any of its affiliates is the holder of record or beneficial owner of any of our common stock or, other than with respect to the purchase option described under the caption “Underwriting,” has the right to receive any of our common stock or securities exercisable for or convertible into shares of our common stock.

Due to their affiliations and other professional activities, our officers and directors may encounter conflicts of interest. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms we believe to be no less favorable than are available from unaffiliated third parties and such transactions will require prior approval in each instance by a majority of our non-interested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Investors should be aware of the following potential conflicts of interest:

•	Sean McDevitt, the chairman of our Board, and Pat LaVecchia, our Secretary and a member of our Board, are each managing directors of FTN Midwest Securities Corp.

•	Healthcare Acquisition Partners Holdings, LLC, which is indirectly owned by FTN Midwest Securities Corp. through Healthcare Acquisition Parent, LLC has advanced to us approximately $85,000, which was used to pay a portion of the offering expenses described in “Use of Proceeds.” These loans are repayable upon the consummation of the offering out of the net proceeds not placed in trust or on September 28, 2006, if the offering has not been completed by that date.

•	We have entered into an agreement with FTN Midwest Securities Corp. under the terms of which FTN Midwest Securities Corp. will make available to us certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in the New York area as may be required by us from time to time, situated at 350 Madison Avenue, New York, New York, or any successor location. Such services will be of the same quality and condition as made available by FTN Midwest Securities Corp. to itself, provided that no disruption of FTN Midwest Securities Corp.’s day-to-day business will result from the provision of the services. In exchange therefor, we will pay FTN Midwest Securities Corp. the sum of $1 per year.

•	We have entered into agreements with FTN Midwest Securities Corp. and Messrs. McDevitt and LaVecchia, under the terms of which each of them has agreed to present to us for our consideration any opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire a controlling equity interest in, an operating business in the healthcare, or a healthcare-related, sector, provided that they are under no obligation to present to us any opportunity involving a business in the healthcare, or a healthcare-related, sector seeking a strategic combination with another operating business in the healthcare, or a healthcare-related, sector.

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. For a complete description of our management’s other affiliations, see the previous section entitled “Management” in this prospectus.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Our officers and directors (other than Messrs. McDevitt and LaVecchia) own shares of our common stock, which are subject to forfeiture provisions and which will be subject to lock-up agreements restricting their sale until six months after a business combination is successfully completed. Additionally, all of our directors and officers will agree with FTN Midwest Securities Corp., at the close of this offering, to place an irrevocable order with a third-party broker-dealer, to purchase up to $1,000,000 of our warrants on behalf of themselves, collectively, following this offering, subject to any regulatory restrictions. The shares and warrants owned by our directors and officers will be worthless if we do not consummate a business combination. Therefore, our management may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Initial Share Issuances

On September 13, 2005, we issued, for $25,000, 4,166,667 shares of our common stock to our initial stockholder, Healthcare Acquisition Partners Holdings, LLC, for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.006 per share.

Effective December 30, 2005, Healthcare Acquisition Partners Holdings, LLC transferred, for $25,000, the 4,166,667 shares of our common stock back to us. The $25,000 purchase price is represented by a promissory note payable by us on the earlier of the completion of this offering or September 28, 2006. We issued 1,750,001 shares for no cash consideration to members of our management team as follows:

John Voris, Chief Executive Officer and Director	666,667
Wayne Yetter, Director	416,667
Jean-Pierre Millon, Director	416,667
Erin Enright, Chief Financial Officer	250,000

The terms under which these individuals had accepted their positions with us in September 2005 (October 2005 in the case of Ms. Enright) provided for their receipt of these shares prior to the completion of this offering. Each individual has agreed that if he or she ceases to be an officer or director of us prior to the dates specified below (other than as a result of (i) disability, as determined by our board of directors or as certified by a physician in a letter to our board of directors, (ii) death, (iii) removal without Cause (as defined below), or (iv) resignation for Good Reason (as defined below)), the portion of the shares specified below will be forfeited and transferred back to us:

Termination of Services Prior to:	Shares Forfeited
June 30, 2006	100%
December 31, 2006	75%
June 30, 2007	50%
December 31, 2007	25%

We estimate the fair value of these shares as of December 30, 2005 was $4.82 per share, for an aggregate value of approximately $8,435,005. We will recognize the corresponding compensation expense over the time period from the date of issuance through December 31, 2007.

For purposes of the forfeiture provisions discussed above, “Cause” shall mean the individual’s having (i) been convicted of a felony, or a crime involving moral turpitude, (ii) willfully committed an act of fraud or embezzlement against us or our subsidiaries, (iii) failed, refused or neglected to substantially perform such individual’s duties (other than by reason of a physical or mental impairment, periods of vacation or other periods of excused absences) or to implement our lawful directives after we have provided such individual with notice of, and a reasonable opportunity of not less than 30 days to cure, such failure, refusal or neglect (this clause (iii) only applies to members of the management team that serve as our officers), or (iv) willfully engaged in conduct undertaken in bad faith and without reasonable belief that the individual’s action or omission was in our best interest. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by our board or directors or based upon the advice of our counsel shall be conclusively presumed to be done, or omitted to be done, by such individual in good faith and in our best interests. For purposes of the forfeiture provisions discussed above, “Good Reason” shall mean (x) a material breach by us of our obligations under the letter agreements, dated December 30, 2005, between each of the aforementioned individuals and us, after the individual has provided us with written notice of, and a reasonable opportunity of not less than 30 days to cure, such breach (unless the breach consists of our failure to pay such individual any amounts due under said letter agreement when due, in which case the cure period shall be five days), (y) following completion of our initial public offering, our requiring the individual to perform his or her duties at a location that is outside a 10 mile radius of his or her principal residence (other than for occasional travel required in connection with the performance of such individual’s duties, such travel not to exceed five days per month on average) or (z) the failure by us to provide the individual with directors and officers liability insurance coverage that is customary for officers and directors of public companies.

The 2,416,666 shares of our common stock transferred back to us and not issued to members of our management team on December 30, 2005 are held as treasury shares and reserved for transfer by our board of directors to present or future officers, directors or employees; provided that no reserved treasury shares may be transferred to FTN Midwest Securities Corp. or any of its affiliates prior to the later of six months after the consummation of a business combination or twelve months after the date of this prospectus. Although these reserved shares are available, we believe our current management team is sufficient and we have no present plans to add additional individuals.

Our initial stockholders will prior to the completion of this offering (and any persons to whom we transfer our reserved treasury shares will, as a condition to the transfer, be required to) enter into lock-up agreements restricting the sale of shares of our common stock until six months after a business combination is completed.

Our initial stockholders (and any persons to whom we transfer our reserved treasury shares) will be entitled, collectively to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. Our initial stockholders (and any persons to whom we transfer our reserved treasury shares) can elect to exercise these registration rights at any time subsequent to six months after the consummation of a business combination, pursuant to the terms of the lock-up agreement. In addition, our initial stockholders (and any persons to whom we transfer our reserved treasury shares) will also have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Management Warrant Purchase

Our directors and officers, and/or their respective designees, will agree with FTN Midwest Securities Corp., at the close of this offering, to place an irrevocable order with a third-party broker-dealer, in accordance with guidelines specified by Rule 10b5-1 under the Exchange Act, to purchase up to $1,000,000 of our warrants, on behalf of our directors and officers, collectively, in the open market, within the 60-trading days beginning on the later of the date that the warrants begin to trade separately and 90 days after the end of the “restricted period” under Regulation M (as further described in this prospectus). A broker-dealer who has not participated in this offering will agree to make the purchases of the warrants on behalf of our directors and officers in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. If at the end of such 60 trading-day period the broker-dealer has not purchased up to the maximum of $1,000,000 of our warrants on behalf of our directors and officers, then our directors and officers will purchase warrants from us in a private placement at a price per warrant to be agreed upon, but in no event less than $0.70 per warrant, in an amount equal to the difference of $1,000,000 and the total amount paid by the broker-dealer. Our directors and officers will agree not to sell or transfer these warrants until after the completion of a business combination. We will not engage any affiliate of the broker-dealer effecting the warrant purchases to advise us in connection with locating a suitable business combination at any time when such warrant purchases remain uncompleted.

Sean McDevitt, the chairman of our board, and Pat LaVecchia, our secretary and a director, are each managing directors, and therefore affiliates, of the representative of the underwriters in this offering, FTN Midwest Securities Corp. For purposes of ensuring compliance with Rule 2720 of the NASD, Messrs. McDevitt and LaVecchia will agree not to purchase warrants if as a result the aggregate number of shares of common stock owned or underlying all warrants owned by FTN Midwest Securities Corp. and its affiliates plus the 833,333 shares of common stock subject to FTN Midwest Securities Corp.’s purchase option would exceed 9.00% of the total number of shares of our common stock then outstanding (assuming exercise in full of such purchase option and such warrants).

For a more complete discussion, please see the section of this prospectus entitled “Underwriting.”

Transactions with Management

We will reimburse our officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged; provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to a business combination.

Our chief executive officer, chief financial officer and each of our independent directors will receive an annual retainer of $50,000. John Voris, our chief executive officer and a director, will receive an additional $50,000 annual retainer for his services as a director.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms we believe to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our non-interested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

Our “promoters,” as that term is defined under the federal securities laws, are each of our officers and directors: Messrs. Voris, McDevitt, LaVecchia, Millon and Yetter, and Ms. Enright.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock prior to, and immediately upon completion of, this offering (assuming the following persons do not purchase units in this offering and there is no exercise of the underwriters’ over-allotment option), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table assumes that the 2,416,666 shares of treasury stock reserved for transfer to officers, directors and employees have not been so transferred.

	Number of Shares	Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner		Before Offering	After Offering
Sean McDevitt	0	0%	0%
John Voris	666,667	38.1%	3.6%
Pat LaVecchia	0	0%	0%
Wayne Yetter	416,667	23.8%	2.3%
Jean-Pierre Millon	416,667	23.8%	2.3%
Erin Enright	250,000	14.3%	1.3%
All officers and directors as a group	1,750,001	100.0%	9.5%

Immediately after this offering, our initial stockholders will own 9.5% of the then issued and outstanding shares of our common stock. These shares are subject to forfeiture, in whole or in part, if the individual ceases to be an officer/director prior to certain specified dates through December 31, 2007. See “Certain Relationships and Related Transactions—Initial Share Issuance.” If all of the treasury shares reserved for officers, directors and employees were transferred, our initial stockholders (including such transferees) would own 20.0%. Because of this ownership block, our initial stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of the initial business combination.

All of the shares of our common stock held by our initial stockholders (and any persons to whom we transfer shares of our reserved treasury shares) will be subject to lock-up agreements restricting the sale of such shares for six months following the consummation of a business combination that cannot be waived. During the lock-up period, the initial stockholders (and any persons to whom we transfer shares of our reserved treasury shares) will not be able to sell or transfer the securities subject to the lock-up except to other initial stockholders, their spouses and children or trusts established for their benefit (who will be bound by the terms of the lock-up agreements). The initial stockholders (and any persons to whom we transfer shares of our reserved treasury shares) will have all other rights as our public stockholders, including without limitation, the right to vote its shares of common stock.

The initial stockholders (and any persons to whom we transfer shares of our reserved treasury shares) will not have the right to participate in any liquidation distribution occurring upon our failure to consummate a business combination within the time period provided for in this prospectus with respect to those shares of common stock acquired by it prior to the consummation of this offering. Our initial stockholders and the other members of our management team will agree prior to the completion of this offering (and any persons to whom we transfer shares of our reserved treasury shares will, as a condition to the transfer, be required to agree) not to purchase any additional shares of common stock, whether as part of this offering or otherwise, prior to the completion of a business combination.

In addition, in connection with the vote required for our initial business combination, our initial stockholders will agree prior to the completion of this offering (and any persons to whom we transfer shares of our reserved treasury shares will, as a condition to the transfer, be required to agree) to vote the shares of common stock owned by them in the same way as the holders of the majority of the shares sold to the public in this offering.

Our directors and officers, including our initial stockholders, will agree with FTN Midwest Securities Corp., at the close of this offering, to place an irrevocable order with a third-party broker-dealer, in accordance with guidelines specified by Rule 10b5-1 under the Exchange Act, that, subject to any regulatory restrictions after this offering is completed and within the first 60-trading days after the later of the date that separate trading of the warrants has commenced and 90 days after the end of the restricted period under Regulation M, they will collectively purchase up to $1,000,000 of our warrants in the public marketplace. A broker-dealer who has not participated in this offering and is not affiliated with any of the underwriters will agree, prior to the closing of this offering, to make the purchases of the warrants on behalf of our directors and officers, pursuant to the irrevocable order from our directors and officers, in such amounts and at such times as such broker-dealer may determine, in its sole discretion. Our directors and officers will further agree that they will not have any discretion or influence with respect to such purchases. If at the end of such 60 trading-day period the broker-dealer has not purchased up to the maximum of $1,000,000 of our warrants on behalf of our directors and officers, then our directors and officers will purchase warrants from us in a private placement at a price per warrant to be agreed upon, but in no event less than $0.70 per warrant, in an amount equal to the difference of $1,000,000 and the total amount paid by the broker-dealer. Our directors and officers will agree not to sell or transfer these warrants until after the completion of a business combination. We will not engage any affiliate of the broker-dealer effecting the warrant purchases to advise us in connection with locating a suitable business combination at any time when such warrant purchases remain uncompleted. For a more complete discussion, please see the section of this prospectus entitled “Underwriting.”

The common stock and warrants comprising the units will begin to trade separately 20 days after the earlier of the expiration of the underwriters’ option to purchase up to 2,500,000 additional units to cover over-allotments, and the exercise in full by the underwriters of such option, provided that we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the net proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 200,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 1,750,001 shares of common stock are issued and outstanding, 2,416,666 shares have been issued and are held as treasury shares that are reserved for transfer to officers, directors or employees and no shares of preferred stock are outstanding. Our initial stockholders have agreed (and any person to whom we transfer our reserved treasury shares will, as a condition to the transfer, be required to agree) not to purchase any additional shares of common stock, whether as part of this offering or otherwise, prior to the completion of a business combination.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles its holder to purchase one share of common stock at an exercise price of $5.00. Each of the common stock and warrants will begin separate trading 20 days after the earlier of the expiration of the underwriters’ option to purchase up to 2,500,000 additional units to cover over-allotments and the exercise in full by the underwriters of such option; provided that we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet. We intend to file a Current Report on Form 8-K which includes this audited balance sheet promptly after the consummation of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will reflect the proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised contemporaneously with this offering. In addition, we intend to file a subsequent Current Report on Form 8-K in the event all or any portion of the over-allotment option is subsequently exercised.

Common stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, our initial stockholders have agreed to vote the shares of common stock owned by it immediately before the consummation of this offering in the same way as the holders of the majority of the shares sold to the public in this offering. Our initial stockholder will vote all of its shares in any manner it determines, in its sole discretion, with respect to any other matters that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights as discussed below.

Our board of directors is not classified, and there is no cumulative voting with respect to the election of directors. As a result, the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate for failure to consummate a business combination within the time period provided in this prospectus, our public stockholders are entitled to a pro rata share of the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. The initial stockholders do not have the right to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by it prior to the consummation of this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the initial business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in connection with this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the trust account, or which votes as a class with the common stock on the initial business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant offered hereby entitles its registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the initial business combination; or

•	one year from the date of this prospectus.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send notice of redemption to warrant holders.

Our reason for permitting the redemption of the warrants under such circumstances is to enable us to simplify our capital structure once the warrants are “in the money,” by allowing us to require holders to exercise their warrants or have them redeemed. The price of $8.50 per share reflects a significant premium on the common stock price and using the 20 day threshold ensures that such a price level is more than a one-time event. We note that such redemption provisions are typical for other blank check companies similar to us that have registered the public offering of their securities.

The warrants will be issued in registered form under a warrant agreement between Mellon Investor Services LLC, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered under the Securities Act or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Our directors and officers will agree with FTN Midwest Securities Corp., at the close of this offering, to place an irrevocable order with a third-party broker-dealer, in accordance with guidelines specified by Rule 10b5-1 under the Exchange Act, to purchase up to $1,000,000 of our warrants, on behalf of themselves, collectively, in the open market, within the 60-trading days beginning on the later of the date that the warrants begin to trade separately and 90 days after the end of the “restricted period” under Regulation M (as further described in this prospectus). A broker-dealer who has not participated in this offering will agree to make the purchases of the warrants on behalf of our directors and officers in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. If at the end of such 60 trading-day period the broker-dealer has not purchased up to the maximum of $1,000,000 of our warrants on behalf of our directors and officers, then our directors and officers will purchase warrants from us in a private placement at a price per warrant to be agreed upon, but in no event less than $0.70 per warrant, in an amount equal to the difference of $1,000,000 and the total amount paid by the broker-dealer. Our directors and officers will agree not to sell or transfer these warrants until after the completion of a business combination. We will not engage any affiliate of the broker-dealer effecting the warrant purchases to advise us in connection with locating a suitable business combination at any time when such warrant purchases remain uncompleted. For a more complete discussion, please see the section of this prospectus entitled “Underwriting.”

Purchase Option

We have agreed to sell to FTN Midwest Securities Corp. an option to purchase up to a total of 833,333 units at a per-unit price of $7.50. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in this offering). For a more complete description of the purchase option, see the section below entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of a business combination. The payment of any dividends subsequent to the consummation of a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Mellon Investor Services LLC.

Shares Eligible for Future Sale

Immediately after this offering, we will have 18,416,668 shares of common stock outstanding, or 20,916,668 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 16,666,667 shares sold in this offering, or 19,166,667 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,750,001 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for re-sale under Rule 144 prior to December 30, 2006. Notwithstanding this, all of those shares are subject to lock-up agreements and will not be transferable until the earlier of six months following a business combination or our liquidation except in certain limited circumstances. In addition, we will have 2,416,666 treasury shares reserved for officers, directors and employees. To the extent any of these shares are transferred, they will be restricted securities under Rule 144 and also subject to the lock- up arrangements; provided that no reserved treasury shares may be transferred to FTN Midwest Securities Corp. or any of its affiliates prior to the later of six months after the consummation of a business combination or twelve months after the date of this prospectus.

Rule 144

General

In general, under Rule 144 under the Securities Act, as amended, as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 184,166 shares immediately after this offering (or 209,166 shares if the underwriters exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 1,750,001 issued and outstanding shares of common stock immediately prior to the consummation of this offering (and any persons to whom we transfer our reserved treasury shares) will be entitled to registration rights with respect to those shares, including shares acquired upon the exercise of warrants, pursuant to an agreement to be signed prior to or on the effective date of this offering. Our initial stockholders (and any persons to whom we transfer our reserved treasury shares) are entitled to make up to two demands that we register these shares. Such demands can only be made by the holders of a majority of such issued and outstanding shares. Our initial stockholders (and any persons to whom we transfer our reserved treasury shares) can elect to exercise these registration rights any time subsequent to six months after the consummation of a business combination, pursuant to the terms of the lock-up agreement. In addition, our initial stockholders (and any persons to whom we transfer our reserved treasury shares) will have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

FTN Midwest Securities Corp. is also entitled to one demand for registration and “piggy-back” registration rights with respect to the securities subject to its purchase option.

Global Clearance and Settlement

We will issue our securities in the form of global securities registered in the name of Cede & Co., as nominee of DTC. Each global security will be issued only in fully registered form.

You may hold your beneficial interests in a global security directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

Definition of a Global Security

A global security is a special type of indirectly held security in the form of a certificate held by a depositary for the investors in a particular issue of securities. Since we choose to issue our securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. This is done by requiring that our global securities be registered in the name of a financial institution selected by us, as appropriate, and by requiring that the securities underlying our global securities not be transferred to the name of any direct holder except in certain circumstances.

The financial institution that acts as the sole direct holder of a global security is called the “Depositary.” Any person wishing to own our securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary. In the case of our securities, DTC will act as depositary and Cede & Co. will act as its nominee.

Except under limited circumstances or upon the issuance of securities in definitive form, a global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global security will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to the global security will be governed by the account rules of the investor’s financial institution and of the Depositary, DTC, as well as general laws relating to securities transfers. We will not recognize this type of investor as a holder of our securities and instead will deal only with DTC, the Depositary that holds the global securities.

An investor in our securities should be aware that because these securities will be issued only in the form of global securities:

•	Except in certain limited circumstances, the investor cannot get our securities registered in his or her own name;

•	Except in certain limited circumstances, the investor cannot receive physical certificates for his or her securities;

•	The investor will be a “street name” holder and must look to his or her own bank or broker for payments on our securities and protection of his or her legal rights relating to our securities;

•	The investor may not be able to sell interests in our securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and

•	DTC’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global securities. We have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global securities. We do not supervise DTC in any way.

Description of DTC

DTC has informed us that:

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transaction between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a DTC account holder, either directly or indirectly.

DTC’s rules are on file with the SEC.

DTC’s records reflect only the identity of its participants to whose accounts beneficial interest in the Global Securities are credited. These participants may or may not be the owners of the beneficial interests so recorded. The participants will be responsible for keeping account of their holdings on behalf of their beneficial owners.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which FTN Midwest Securities Corp. is acting as lead manager and sole book runner, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below assuming no exercise of the underwriters’ over-allotment option:

Underwriters	Number of Units
FTN Midwest Securities Corp

Total	16,666,667

The form of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Sean McDevitt, the chairman of our board, and Pat LaVecchia, our secretary and a director, are each managing directors, and therefore affiliates, of FTN Midwest Securities Corp. Accordingly, FTN Midwest Securities Corp., which is participating in the offering as underwriter, may be deemed to be an affiliate of us and/or FTN Midwest Securities Corp. may be deemed to have a conflict of interest with us.

State Blue Sky Information

FTN Midwest Securities Corp. has informed us that all the shares of our common stock in this offering will be offered and sold only to (i) “qualified institutional buyers,” as defined in Rule 144A under the Securities Act and (ii) institutions that qualify as “accredited investors” under Rule 501(a) under the Securities Act. In addition, you may purchase units in this offering only if you are an institutional investor as defined in the securities laws of the state in which you are organized, or in which you have your principal executive offices. The definition of “institutional investor” varies from state to state but generally includes, among other things, banks and other financial institutions, broker-dealers, insurance companies, pension and profit-sharing plans, and other qualified entities. No sales may be made in any state or other jurisdiction until any required action has been taken and completed and the registration statement relating to the units has been declared effective by the SEC.

Your ability to resell the units and/or the common stock and warrants comprising the units may also be limited under state securities laws. You initially may be able to sell the securities only in those states where the securities are registered or where an applicable exemption from registration of the securities is available, including the exemption for transactions with institutional investors. Under the provisions of the National Securities Markets Improvement Act of 1996, or NSMIA, once we become a company that files annual and periodic reports under the Exchange Act, securities registration requirements in all states will be preempted for certain secondary market transactions. Some states, however, require a notice to be filed and a fee to be paid prior to making any sale in reliance upon this preemption. You should consult your financial and legal advisors to determine whether with respect to a specific state, an exemption from registration is available or the NSMIA preemption is applicable. In the case of both state exemptions and the NSMIA preemption, a state may attempt to prevent a secondary market sale of a security issued by a blank check company.

In the event that the warrants we are selling as part of a unit are resold to another person, the purchaser may not be able to exercise the warrants unless an exemption is available in the purchaser’s state of residence for the issuance of common stock upon exercise, or the shares of common stock have been registered in that state.

Pricing of Securities

We have been advised by FTN Midwest Securities Corp. that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $             per unit and the dealers may reallow a concession not in excess of $             per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the FTN Midwest Securities Corp. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies in the healthcare, or healthcare-related sector;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the healthcare, or healthcare-related sector at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies in the healthcare, or healthcare-related sector;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the underwriters an option, exercisable in whole or in part from time to time during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less an underwriting discount, up to an aggregate of 2,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase the units in approximately the same proportion as set forth in the table above.

Commissions and Discounts

FTN Midwest Securities Corp. has advised us that the underwriters propose initially to offer the units to the public at the initial public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $             per unit. The underwriters may allow, and the dealers may reallow, a discount not in excess of $             per unit to other dealers. After this offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public Offering Price	$6.00	$100,000,002	$115,000,002
Discount(1)	$.42	$7,000,000	$8,050,000
Non-accountable Expense Allowance(2)	$.06	$1,000,000	$1,000,000

Proceeds Before Expenses(3)	$5.52	$92,000,002	$105,950,002

(1)	Includes deferred underwriting discount and commission of $5,400,000, or $6,210,000 if the underwriters’ over-allotment option is exercised in full, payable to the underwriters from the proceeds to be placed in the trust account. Such funds (less amounts the underwriters have agreed to forego with respect to any shares public stockholders have elected to convert into cash pursuant to their conversion rights), will be released to the underwriters upon the consummation of an initial business combination.
(2)	The non-accountable expense allowance, which is payable to FTN Midwest Securities Corp. alone, is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.
(3)	The offering expenses are estimated to be approximately $620,002.

The amounts paid by us in the table above include $5,400,000 in deferred compensation discount and commission of the underwriters ($6,210,000 if the over-allotment option is exercised in full) which will be placed in trust until the consummation of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions and (ii) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest.

Purchase Option

We have agreed to sell to FTN Midwest Securities Corp., for $100, an option to purchase up to a total of 833,333 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the units have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in this offering). This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The purchase option and the 833,333 units, the 833,333 shares of common stock and the 1,666,666 warrants underlying such units, and the 1,666,666 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. The purchase option is subject to certain transfer restrictions.

The purchase option may only be exercised to the extent that the aggregate number of shares and warrants comprising the units purchased pursuant to the exercise in whole or in part of the option plus the aggregate number of shares of common stock owned or underlying all warrants owned by FTN Midwest Securities Corp. and its affiliates would not, in sum, exceed 9.00% of the number of the then-issued and outstanding shares of our common stock (assuming full exercise of such purchase option and such warrants).

The warrants and shares of our common stock that FTN Midwest Securities Corp. may obtain pursuant to this option will be subject to a lock-up agreement restricting their sale until six months after completion of a business combination. This lock-up agreement cannot be waived. Shares obtained by FTN Midwest Securities Corp. pursuant to the underwriting agreement (including the over-allotment option), as part of stabilizing transactions or pursuant to market-making activities will not be subject to this lock-up.

Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the purchase option grants to holders demand and “piggy back” rights with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the purchase option. We will bear all fees and expenses attendant to registering the securities underlying the purchase option, excluding only underwriting discounts and commissions which are to be paid by the holder of the securities to be sold. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

Stockholders on the Effective Date of the Registration Statement

All of our holders of our common stock outstanding on the effective date of the registration statement are directors or officers of the Company. As of that date, John Voris owns 38.1%, Wayne Yetter owns 23.8%, Jean-Pierre Millon owns 23.8% and Erin Enright owns 14.3% of our common stock outstanding. In addition, the Company holds in treasury 2,417,666 shares of common stock authorized and issued but not outstanding. These shares may be offered to independent officers and/or directors of the Company, without limitation. These shares cannot be sold, granted or otherwise transferred to FTN Midwest Securities Corp., or any of its affiliates, prior to the later of the date that is six months after the completion of a business combination or twelve months after the date of this prospectus.

Market Making

FTN Midwest Securities Corp. is the lead manager, sole bookrunner and representative of the several underwriters in this offering. Each initial offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm’s distributing the securities of an affiliate. Following the initial distribution of any of these securities, FTN Midwest Securities Corp. or any of its affiliates may offer and sell these securities in the course of their business as broker-dealers. FTN Midwest Securities Corp. and its affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. FTN Midwest Securities Corp. and its affiliates may use this prospectus in connection with these transactions. Neither FTN Midwest Securities Corp. nor any of its affiliates is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the units, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the units to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Our directors and officers will agree with FTN Midwest Securities Corp., at the close of this offering, to place an irrevocable order with a third-party broker-dealer, in accordance with guidelines specified by Rule 10b5-1 under the Exchange Act, to purchase up to $1,000,000 of warrants on behalf of our directors and officers, collectively, in the public marketplace within the first 60-trading days after the later of the date that separate trading of the warrants has commenced and 90 days after the end of the “restricted period” under Regulation M. A broker-dealer who has not participated in this offering will agree to make the purchases of the warrants on behalf of our directors and officers, pursuant to an irrevocable order, in such amounts and at such times as that broker-dealer may determine, in its sole discretion. If at the end of such 60 trading-day period the broker-dealer has not purchased up to the maximum of $1,000,000 of our warrants on behalf of our directors and officers, then our directors and officers will purchase warrants from us in a private placement at a price per warrant to be agreed upon, but in no event less than $0.70 per warrant, in an amount equal to the difference of $1,000,000 and the total amount paid by the broker-dealer. Our directors and officers will agree not to sell or transfer these warrants until after the completion of a business combination. We will not engage any affiliate of the broker-dealer effecting the warrant purchases to advise us in connection with locating a suitable business combination at any time when such warrant purchases remain uncompleted.

Sean McDevitt, the chairman of our board, and Pat LaVecchia, our secretary and a director, are each managing directors, and therefore affiliates, of the representative of the underwriters in this offering, FTN Midwest Securities Corp. For purposes of ensuring compliance with Rule 2720 of the NASD, Messrs. McDevitt and LaVecchia will agree not to purchase warrants if as a result the aggregate number of shares of common stock owned or underlying all warrants owned by FTN Midwest Securities Corp. and its affiliates plus the 833,333 shares of common stock subject to FTN Midwest Securities Corp.’s purchase option would exceed 9.00% of the total number of shares of our common stock then outstanding (assuming exercise in full of such purchase option and such warrants).

The “restricted period” as defined in Regulation M will end upon the closing of this offering and, therefore, the warrant purchases described above may begin 90 days after the closing of this offering if the warrants have begun to trade separately on such date. Under Regulation M, the restricted period could end at a later date if the underwriters were to exercise the over-allotment option to purchase securities in excess of the underwriters’ short position. In such event, the restricted period would not end until the excess securities were distributed by the underwriters or placed in an investment account. However, the underwriters have agreed to only exercise the over-allotment option to cover their short position, if any, and therefore the restricted period will end on the closing of this offering.

Such warrant purchases may serve to stabilize the market price of the warrants at a price above that which would prevail in the absence of such purchases by our directors and officers. However, since the obligations to purchase the warrants shall terminate upon purchase of all the warrants obligated to be purchased, the market price of such warrants may, accordingly, substantially decrease following the termination of such obligations.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Agreements with respect to Business Opportunities

We have entered into agreements with FTN Midwest Securities Corp. and certain of our officers and directors, under the terms of which each of them has agreed to present to us for our consideration any opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire a controlling equity interest in, an operating business in the healthcare, or a healthcare-related, sector, provided that they are under no obligation to present to us any opportunity involving a business in the healthcare, or a healthcare-related, sector seeking a strategic combination with another operating business in the healthcare, or a healthcare-related, sector. The terms of these agreements do not obligate these individuals or FTN Midwest Securities Corp. to present any opportunities to us for consideration prior to presenting such opportunities to any other person or entity. No fees or compensation for investment banking or other advisory services will be payable to FTN Midwest Securities Corp., or any of its affiliates under these agreements.

Other Terms

Although neither the underwriters nor their representative are obligated to do so, any of them may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay an underwriter a finder’s fee that would be determined at that time in an arm’s length negotiation subject to the approval of the independent directors where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters with respect to this offering will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

EXPERTS

The financial statements of Healthcare Acquisition Partners Corp. at December 31, 2005 and for the period from August 15, 2005 (date of inception) through December 31, 2005 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report of Miller, Ellin and Company, LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S–1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

HEALTHCARE ACQUISITION PARTNERS CORP. (A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Healthcare Acquisition Partners Corp.

We have audited the accompanying balance sheet of Healthcare Acquisition Partners Corp. (a corporation in the development stage) as of December 31, 2005, and the related statement of operations, stockholders’ deficit, and cash flows for the period from August 15, 2005 (date of inception) through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 5 to the financial statements, a revision was made to the valuation of stock based compensation granted to management which resulted in a change to the previously reported net loss due to increased compensation for the period from August 15, 2005 (date of inception) through December 31, 2005.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Acquisition Partners Corp. as of December 31, 2005, and the results of its operations and its cash flows for the period from August 15, 2005 (date of inception) to December 31, 2005, in conformity with United States generally accepted accounting principles.

/s/ MILLER, ELLIN & COMPANY, LLP CERTIFIED PUBLIC ACCOUNTANTS

New York, New York

April 6, 2006

HEALTHCARE ACQUISITION PARTNERS CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

DECEMBER 31, 2005

(RESTATED)

ASSETS
CURRENT ASSETS:
Cash	$13,590
Other deferred offering costs	165,088

Total assets	$178,678

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES:
Current accrued expenses	$93,954
Current stockholder advance	100
Current notes payable	85,000

Total liabilities	179,054

COMMITMENTS

STOCKHOLDERS’ DEFICIT:
Preferred stock, $.0001 par value; authorized 1,000,000 shares; none issued and outstanding	—
Common stock, $.0001 par value; authorized 200,000,000 shares; issued 4,166,667 and 1,750,001 shares outstanding	417
Additional paid-in capital	8,434,588
Unearned stock compensation	(8,410,598)
Deficit accumulated during the development stage	(24,783)

Total stockholders’ deficit	(376)

Total liabilities and stockholders’ deficit	$178,678

See Notes to Financial Statements

HEALTHCARE ACQUISITION PARTNERS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD AUGUST 15, 2005 (DATE OF INCEPTION)

THROUGH DECEMBER 31, 2005

(RESTATED)

Revenues	$—
Formation and operating costs	24,483

Net loss before interest expense	(24,483)
Interest expense	300

Net loss	$(24,783)

Net loss per share	$(0.01)

Weighted average shares outstanding—basic	4,144,496

See Notes to Financial Statements

HEALTHCARE ACQUISITION PARTNERS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD AUGUST 15, 2005 (DATE OF INCEPTION)

THROUGH DECEMBER 31, 2005

(RESTATED)

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Unearned Stock Compensation	Treasury Stock		Stockholder’s Equity
	Shares	Amount				Shares	Amount
Common stock issued September 13, 2005	4,166,667	$417	$24,583	$—	$—	—	$—	$25,000
Treasury stock purchased	—	—	—	—	—	(4,166,667)	(25,000)	(25,000)
Issuance of treasury shares for services	—	—	8,410,005	—	(8,435,005)	1,750,001	25,000	—
Amortization of stock based compensation expense	—	—	—	—	24,407	—	—	24,407
Net loss	—	—	—	(24,783)	—	—	—	(24,783)

Balance at December 31, 2005	4,166,667	$417	$8,434,588	$(24,783)	$(8,410,598)	(2,416,666)	$—	$(376)

See Notes to Financial Statements

HEALTHCARE ACQUISITION PARTNERS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD AUGUST 15, 2005 (DATE OF INCEPTION)

THROUGH DECEMBER 31, 2005

(RESTATED)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(24,783)
Adjustment to reconcile net loss to net cash used in
Operating activities:
Stock-based compensation expense	24,407
Increase in accrued expenses	300

Net cash used in operating activities	(76)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from initial stockholder	100
Proceeds from note payable	60,000
Payment of deferred offering costs	(71,434)
Proceeds from sale of shares of common stock	25,000

Net cash provided by financing activities	13,666

Net increase in cash at end of period	$13,590

Supplemental Disclosures of Cash Flow Information:
Schedule of Non-cash Financing Transactions
Deferred offering costs	$165,088
Accrued expenses	93,654

Cash paid	$71,434

Issuance of note payable for treasury stock	$25,000

See Notes to Financial Statements

HEALTHCARE ACQUISITION PARTNERS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD AUGUST 15, 2005 (DATE OF INCEPTION)

THROUGH DECEMBER 31, 2005

1.	ORGANIZATION, BUSINESS OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Healthcare Acquisition Partners Corp. (the “Company”) was incorporated in Delaware on August 15, 2005 as a blank check company whose objective is to acquire through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses primarily in the healthcare sector.

At December 31, 2005, the Company had not yet commenced any operations. All activity through December 31, 2005 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination with one or more operating businesses whose fair market value is, either individually or collectively, at least 80% of the Company’s net assets at the time of such acquisition (“Business Combination”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety-five percent (95%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (“Trust Account”) and invested in U.S. government securities until the earlier of (i) the consummation of a Business Combination and (ii) liquidation of the Company. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 19.99% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. The Company’s stockholders prior to the Proposed Offering, (the “Initial Stockholders”), have agreed to vote their 1,750,001 shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. The Initial Stockholders have agreed not to acquire any additional shares of the registrant in connection with or following the Proposed Offering. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company applies APB Opinion No. 25 (Accounting for Stock Issued to Employees) and related Interpretations in accounting for stock based compensation. Accordingly, compensation for shares issued to officers and directors is measured using their intrinsic value at the date of the opportunity to acquire such shares and recognized as compensation expense ratably over the vesting period.

HEALTHCARE ACQUISITION PARTNERS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD AUGUST 15, 2005 (DATE OF INCEPTION)

THROUGH DECEMBER 31, 2005

The Company uses the liability method for reporting income taxes, under which current and deferred tax liabilities and assets are recorded in accordance with enacted tax laws and rates. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Under the liability method, the amounts of deferred tax liabilities and assets at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered. Future tax benefits are recognized when it is more likely than not that such benefits will be realized.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	PROPOSED PUBLIC OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 16,666,667 units (“Units”). Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Proposed Offering and expiring five years from the effective date of the Proposed Offering. The Company may call the Warrants for redemption in whole and not in part at a price of $.01 per Warrant at any time after the Warrants become exercisable. They cannot be redeemed unless the Warrant holders receive written notice not less than 30 days prior to the redemption; and if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to Warrant holders.

In addition, the Company will sell (See Note 4) to FTN Midwest Securities Corp., for $100, an option to purchase up to a total of 833,333 units. The units issuable upon exercise of this option are identical to those offered in this Proposed Offering, except that each of the warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $6.25. This option is exercisable at $7.50 per unit commencing on the later of the consummation of a Business Combination and one year from the date of the prospectus and expiring five years from the date of the prospectus. The option may only be exercised or converted by the option holder.

The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has preliminarily estimated that the fair value of the option on the date of sale would be approximately $2.36 per unit, or $1,966,666 total, using an expected life of five years, volatility of 47% and a risk-free interest rate of 3.98%.

The volatility calculation of 47% is based on the 180 day average volatility of a representative sample of forty-one (41) companies with market capitalization under $200 million that Management believes could be considered to be engaged in a business in the Healthcare Industry (the “Sample Companies”). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors, which cannot be ascertained at this time.

HEALTHCARE ACQUISITION PARTNERS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD AUGUST 15, 2005 (DATE OF INCEPTION)

THROUGH DECEMBER 31, 2005

The Company referred to the 180 day average volatility of the Sample Companies because Management believes that the average volatility of such companies is a reasonable benchmark to use in estimated the expected volatility of the Company’s common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

3.	NOTES PAYABLE

The Company issued a $60,000 unsecured promissory note to Healthcare Acquisition Holdings, LLC (“Holdings”). The note bears interest at a rate of 3% per annum and is payable on the earlier of September 28, 2006 or the date the Company consummates the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

On December 30, 2005, the Company issued a $25,000 unsecured promissory note to Healthcare Acquisition Holdings, LLC to acquire the 4,166,667 common shares that Holdings received upon formation of the Company on similar terms to the $60,000 note payable.

4.	COMMITMENTS

The Company has a commitment to pay an underwriting discount of 7% of the public offering price and a non-accountable expense allowance of 1% of the public offering price to FTN Midwest Securities Corp., representative of the underwriters, at the closing of the Proposed Offering. The Company may pay financial advisory fees in connection with a Business Combination. FTN Midwest Securities has agreed to deposit $5,400,000 of the underwriting discount and commissions into the Trust Account that will only be released to the underwriters upon completion of a Business Combination.

The Company will also sell an option to FTN Midwest Securities Corp. to purchase up to a total of 833,333 units at a per-unit price of $7.50. The units issuable upon the exercise of this option are identical to those offered in the prospectus, except that the exercise price of the warrants underlying FTN Midwest Securities Corp.’s purchase option is $6.25.

After completion of the Proposed Offering, the Company’s chief executive officer will receive annual compensation of $50,000 for serving as an officer and $50,000 for serving as a director. The Company’s chief financial officer will receive annual compensation of $50,000 and the Company’s independent directors will receive annual compensation of $50,000.

The Company has entered into agreements with FTN Midwest Securities Corp. and certain officers and directors whereby each of them has agreed to present to the Company for the Company’s consideration any opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire a controlling equity interest in, an operating business in the healthcare, or a healthcare-related, sector, provided that they are under no obligation to present to the Company any opportunity involving a business in the healthcare, or a healthcare-related, sector seeking a strategic combination with another operating business in the healthcare, or a healthcare-related, sector.

HEALTHCARE ACQUISITION PARTNERS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD AUGUST 15, 2005 (DATE OF INCEPTION)

THROUGH DECEMBER 31, 2005

5.	COMMON AND PREFERRED STOCK

Effective December 30, 2005, Healthcare Acquisition Partners Holdings, LLC sold back to the Company the 4,166,667 common shares that it had received upon formation of the Company. The shares were purchased for a $25,000 note payable. Simultaneously, the Company transferred 1,750,001 of these common shares to certain members of its management team resulting in compensation of $8,435,005, computed at $4.82 per share. Of this amount $24,407 was charged to expense in the period ended December 31, 2005. The Company will recognize the remaining $8,410,597 of compensation as an expense ratably over the vesting period of the shares. Each individual receiving the shares has agreed that if they cease to be an officer or director prior to the following dates (other than as a result of (i) disability, as determined by the board of directors of the Company or as certified by a physician in a letter to the board of directors of the Company, (ii) death, (iii) removal by the Company without Cause (as defined in the Letter Agreements (the “Letter Agreements”), dated December 30, 2005, between each of the individuals receiving shares and the Company), or (iv) resignation for Good Reason (as defined in the Letter Agreements) a portion of the shares will be forfeited as follows:

Termination of Services Prior To:	Shares Forfeited

June 30, 2005	100%
December 31, 2006	75%
June 30, 2007	50%
December 31, 2007	25%

The accompanying financial statements have been restated from the previously issued December 31, 2005 financial statements to reflect a revision to the valuation of the stock based compensation granted to management discussed above. As a result, net loss and accumulated deficit was adjusted to reflect additional stock based compensation expense of $13,907.

The 2,416,666 shares of our common stock transferred back to us and not transferred to members of the Company’s management team on December 30, 2005 are being held as treasury shares and reserved for transfer by the Company’s board of directors to present or future officers, directors or employees.

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

6.	SUBSEQUENT EVENT

The Company will utilize certain administrative, technology and secretarial services, as well as certain limited office space provided by FTN Midwest Securities Corp. until the consummation of a Business Combination by the Company. The Company has agreed to pay $1 per year for such services commencing on the effective date of the Proposed Offering and continuing monthly thereafter.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative non-accountable expense allowance) will be as follows:

SEC Registration Fee	$38,351
NASD Filing Fee	33,083
Accounting Fees and Expenses	50,000
Printing and Engraving Expenses	75,000
Legal Fees and Expenses (not including Blue Sky Services and Expenses)	360,000
Blue Sky Services and Expenses	40,000
Miscellaneous[1]	23,568

Total	$620,002

[1]	This amount represents additional expenses that may be incurred by the Company or Underwriters in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our Amended and Restated Certificate of Incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article Seventh, paragraph B of our Amended and Restated Certificate of Incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Article VII of our Bylaws provides for indemnification of any of our present or former directors, officers, employees or agents for certain matters in accordance with Section 145 of the DGCL.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholder	Number of Shares
Healthcare Acquisition Partners Holdings, LLC	4,166,667

Such shares were issued on September 13, 2005 in connection with the Registrant’s organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The shares issued to Healthcare Acquisition Partners Holdings, LLC (“Holdings”) for an aggregate offering price of $25,000, or at an average purchase price of approximately $0.006 per share. On December 30, 2005, Holdings transferred all 4,166,667 shares back to the Registrant for $25,000 and the Registrant transferred 1,750,001 to members of management as required under the terms under which they accepted their positions pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement

3.1**	Amended and Restated Certificate of Incorporation

3.2**	By-laws

4.1**	Specimen Unit Certificate

4.2**	Specimen Common Stock Certificate

4.3**	Specimen Warrant Certificate

4.4**	Form of Warrant Agreement between Mellon Investor Services LLC and the Registrant

4.5**	Form of Purchase Option to be granted to the Representative

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1**	Form of Letter Agreement to be entered into by and between the Registrant and its initial stockholders

10.2**	Promissory Note

10.3**	Form of Registration Rights Agreement

10.4**	Form of Trust Account Agreement to be entered into by and between JPMorgan Chase Bank, N.A. and the Registrant

10.5**	Form of Stock Transfer Agency Agreement

10.6	Form of Lock-up Agreements to be entered into by and between FTN Midwest Securities Corp. the Registrant and its initial stockholders

10.7**	Form of Agreement with respect to Business Opportunities by and between the Registrant and each of FTN Midwest Securities Corp., and certain officers and directors of Registrant

10.8**	Administrative Services Agreement by and between FTN Midwest Securities Corp. and the Registrant

10.9	Form of Letter Agreement to be entered into by and between the Registrant and members of management other than initial stockholders

10.10**	Compensation Agreements by and between the Registrant and its officers and directors

10.11**	Form of Warrant Purchase Agreement among each of the Registrant’s officers and directors and FTN Midwest Securities Corp.

14**	Code of Ethics

23.1	Consent of Miller, Ellin and Company, LLP

23.2**	Consent of Morgan, Lewis & Bockius LLP (incorporated by reference from Exhibit 5.1)

24**	Power of Attorney (incorporated by reference from the signature page of the registration statement and amendment No. 1 thereto)

**	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment no. 5 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on April 6, 2006.

HEALTHCARE ACQUISITION PARTNERS CORP. (Registrant)

By:	/S/ PAT LAVECCHIA
Name: Pat LaVecchia
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

* John Voris	Chief Executive Officer and Director (principal executive officer)	April 6, 2006

* Erin Enright	Chief Financial Officer (principal financial and accounting officer)	April 6, 2006

/S/ PAT LAVECCHIA Pat LaVecchia	Director	April 6, 2006

/S/ SEAN MCDEVITT Sean McDevitt	Chairman of the Board	April 6, 2006

* Wayne Yetter	Director	April 6, 2006

* Jean-Pierre Millon	Director	April 6, 2006

*	/S/ SEAN MCDEVITT
Attorney-In-Fact